THE GABELLI DIVIDEND & INCOME TRUST


                           STATEMENT OF PREFERENCES
                                      OF
                   SERIES B AUCTION MARKET PREFERRED SHARES

                  The Gabelli Dividend & Income Trust, a Delaware statutory trust, (the "Trust"), hereby certifies that:

                  FIRST: The Board of Trustees of the Trust, at a meeting duly convened and held on February 25, 2004, pursuant to authority expressly vested in it by Article III of the Agreement and Declaration of Trust, adopted resolutions classifying an unlimited amount of shares as authorized but unissued preferred shares of the Trust, par value $.001 per share and authorizing the designation and issuance of an unlimited amount of Series B Auction Market Preferred Shares at such times and in such amount as the Pricing Committee should determine.

                  SECOND: The Pricing Committee, at a meeting duly convened and held on [__] pursuant to authority granted it by the Board of Trustees of the Trust at its February 25, 2004 meeting, approved the designation and issuance by the Trust of up to [__] Series B Auction Market Preferred Shares.

                  THIRD: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Series B Auction Market Preferred Shares, par value $.001 per share, as set by the Board of Trustees are as follows:

                                  DESIGNATION

                  Series B Preferred Shares: A series of [__] preferred shares, par value $0.001 per share, liquidation preference $25,000 per share, is hereby designated "Series B Auction Market Preferred Shares" (the "Series B Preferred Shares"). Each share of Series B Preferred Shares may be issued on a date to be determined by the Board of Trustees of the Trust; have an initial dividend rate stated as a rate per annum, an initial Dividend Period and an initial Dividend Payment Date as shall be determined in advance of the issuance thereof by the Board of Trustees of the Trust; and have such other preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption, in addition to those required by applicable law or set forth in the Governing Documents applicable to Preferred Shares of the Trust, as are set forth in this Statement of Preferences. The Series B Preferred Shares shall constitute a separate series of Preferred Shares.

                  As used in this Statement of Preferences, unless the context requires otherwise, each capitalized term shall have the meaning ascribed to it in paragraph 13 of Part I and paragraph 1 of Part II of this Statement of Preferences.

                    Part I: Series B Preferred Shares Terms

1. Number of Shares; Ranking.

                  (a) The initial number of authorized and classified shares constituting the Series B Preferred Shares to be issued is [__]. Additional authorized and classified Series B Preferred Shares may be issued at any time upon resolution by the Board of Trustees. No fractional Series B Preferred Shares shall be issued.

                  (b) Series B Preferred Shares which at any time have been redeemed or purchased by the Trust shall, after such redemption or purchase, have the status of authorized but unissued Preferred Shares.

                  (c) The Series B Preferred Shares shall rank on a parity with any other series of Preferred Shares as to the payment of dividends to which such share is entitled.

                  (d) No Holder of Series B Preferred Shares shall have, solely by reason of being such a holder, any preemptive or other right to acquire, purchase or subscribe for any Preferred Shares or Common Shares or other securities of the Trust which it may hereafter issue or sell.

2. Dividends.

                  (a) The Holders of Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available therefor, cumulative cash dividends on their Series B Preferred Shares at the dividend rate determined by the Board of Trustees in the manner described under "Designation" above during the period from and after the date on which the initial Series B Preferred Shares are originally issued up to and including the last day of the initial Dividend Period and, thereafter, at the rate, determined as set forth in paragraph 2(c), and no more, payable on the respective dates determined as set forth in paragraph 2(b). Dividends on the Outstanding Series B Preferred Shares shall accumulate from the date on which such shares are originally issued.

                  (b) (i) Dividends shall be payable on the Series B Preferred Shares when, as and if declared by the Board of Trustees following the initial Dividend Payment Date, subject to paragraph 2(b)(ii), with respect to any Dividend Period of 91 days or less, on the first Business Day following the last day of such Dividend Period; provided, however, if the Dividend Period is more than 91 days then monthly on the first Business Day of each calendar month and on the first Business Day following the last day of such Dividend Period.

                           (ii) If a day for payment of dividends resulting
from the application of paragraph 2(b)(i) above is not a Business Day, then the Dividend Payment Date shall be the first Business Day following such day for payment of dividends.

                           (iii) The Trust shall pay to the Paying Agent not
later than 12:00 noon, New York City time, on the Business Day immediately preceding each Dividend Payment Date for Series B Preferred Shares, an aggregate amount of immediately available funds equal to the dividends to be paid to all Holders of such Series B Preferred Shares on such Dividend Payment Date. The Trust shall not be required to establish any reserves for the payment of dividends.

                           (iv) All moneys paid to the Paying Agent for the
payment of dividends shall be held in trust for the payment of such dividends by the Paying Agent for the benefit of the Holders specified in paragraph 2(b)(v). Unless instructed by the Trust in writing the Paying Agent will hold such moneys uninvested. Any moneys paid to the Paying Agent in accordance with the foregoing but not applied by the Paying Agent to the payment of dividends, including interest earned, if any, on such moneys, will, to the extent permitted by law, be repaid to the Trust at the end of 90 days from the date on which such moneys were to have been so applied.

                           (v) Each dividend on Series B Preferred Shares
shall be paid on the Dividend Payment Date therefor to the Holders of Series B Preferred Shares as their names appear on the stock ledger or ownership records of the Trust on the Business Day immediately preceding such Dividend Payment Date; provided, however, that if dividends are in arrears, they may be declared and paid at any time to Holders as their names appear on the stock ledger or ownership records of the Trust on such date not exceeding 15 days preceding the payment date thereof, as may be fixed by the Board of Trustees. No interest will be payable in respect of any dividend payment or payments which may be in arrears.

                  (c) (i) For each Dividend Period after the initial Dividend Period for the Outstanding Series B Preferred Shares, the dividend rate shall be equal to the rate (stated as a rate per annum) that results from an Auction (but the rate set at the Auction will not exceed the Maximum Rate); provided, however, that if an Auction for any subsequent Dividend Period is not held for any reason (other than as provided in the immediately following sentence) or if Sufficient Clearing Bids have not been made in an Auction (other than as a result of all Series B Preferred Shares being the subject of Submitted Hold Orders, in which case the dividend rate shall be the All Hold Rate), then the dividend rate on each Outstanding share of Series B Preferred Shares for any such Dividend Period shall be the Maximum Rate, except as provided in 2(c)(ii) below. If a dividend payment date is not a Business Day because the New York Stock Exchange is closed for business for more than three consecutive business days due to an act of God, natural disaster, act of war, civil or military disturbance, act of terrorism, sabotage, riots or a loss or malfunction of utilities or communications services, or the dividend payable on such date can not be paid for any such reason, then:

                  A. the dividend payment date for the affected dividend period will be the next business day on which the Fund and its paying agent, if any, are able to cause the dividend to be paid using their reasonable best efforts;

                  B. the affected dividend period will end on the day it would have ended had such event not occurred and the dividend payment date had remained the scheduled date; and

                  C. the next dividend period will begin and end on the dates on which it would have begun and ended had such event not occurred and the dividend payment date remained the scheduled date.

                           (ii) A Default Period with respect to the
Outstanding Series B Preferred Shares will commence if the Trust fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time on the Business Day immediately preceding the relevant Dividend Payment Date, the full amount of any declared dividend on the Outstanding Series B Preferred Shares then payable on that Dividend Payment Date (a "Dividend Default").

                  A Default Period with respect to a Dividend Default or a Redemption Default shall end on the Business Day on which, by 12:00 noon, New York City time, all unpaid dividends and any unpaid Redemption Price, including an amount in respect of such Series B Preferred Shares equal to the Default Rate applied to the amount of such non-payment based on the actual number of days that comprised the Default Period divided by 360 shall have been deposited irrevocably in trust in same- day funds with the Paying Agent. The "Default Rate" shall be equal to the Reference Rate multiplied by three
(3). In the case of a Default Period, the following shall apply:

                  A. Each Dividend Period that commences during a Default Period will be a Standard Dividend Period.

                  B. The dividend rate for each Dividend Period that commences and concludes during a Default Period will be equal to the Default Rate, unless an Auction was held immediately prior to such Dividend Period, in which case the dividend rate shall be the Applicable Rate set at such Auciton.

                  C. In the event a Dividend Period commences during a Default Period and such Dividend Period continues after such Default Period has ended, (a) the dividend rate for the portion of such Dividend Period that occurs during the Default Period will be the Default Rate and (b) the dividend rate for the portion of such Dividend Period that falls outside the Default Period will be (i) the Applicable Rate, in the case of the first Dividend Period following a Default, or (ii) the Maximum Rate, in the case of any other Dividend Period commencing during a Default Period.

                  D. The commencement of a Default Period will not by itself cause the commencement of a new Dividend Period.

                  E. No Auction will be held during an applicable Default Period; provided, however, that if a Default Period shall end prior to the end of a Standard Dividend Period that had commenced during such Default Period, an Auction will be held on the last day of such Standard Dividend Period.

                           (iii) The amount of dividends per Series B
Preferred Share payable (if declared) on each Dividend Payment Date of each Dividend Period of less than one year (or in respect of dividends on another date in connection with a redemption during such Dividend Period) shall be computed by multiplying the relevant Applicable Rate, Default Rate or Maximum Rate, as the case may be, for such Dividend Period (or a portion thereof) by a fraction, the numerator of which will be the number of days in such Dividend Period (or portion thereof) that such Series B Preferred Share was Outstanding and for which the Applicable Rate, Maximum Rate or the Default Rate was applicable (but in no event shall the numerator exceed 360) and the denominator of which will be 360, multiplying the amount so obtained by $25,000, and rounding the amount so obtained to the nearest cent. During any Dividend Period of one year or more, the amount of dividends per Series B Preferred Share payable on any Dividend Payment Date (or in respect of dividends on another date in connection with a redemption during such Dividend Period) will be computed as described in the preceding sentence except that the numerator, with respect to any full twelve month period, will be 360.

                  (d) Any dividend payment made on Series B Preferred Shares shall first be credited against the earliest accumulated but unpaid dividends due with respect to such shares.

                  (e) For so long as the Series B Preferred Shares are Outstanding, except as otherwise contemplated by Part I of this Statement of Preferences, the Trust shall not pay any dividend or other distribution (other than a dividend or distribution paid in shares of, or options, warrants or rights to subscribe for or purchase, Common Shares or other shares, if any, ranking junior to the Series B Preferred Shares as to dividends and upon liquidation) with respect to Common Shares or any other capital shares of the Trust ranking junior to the Series B Preferred Shares as to dividends or upon liquidation, or call for redemption, redeem, purchase or otherwise acquire for consideration any Common Shares or other capital shares ranking junior to the Series B Preferred Shares (except by conversion into or exchange for shares of the Trust ranking junior to the Series B Preferred Shares as to dividends and upon liquidation), unless, in each case, (i) immediately after such transaction, the Trust would have Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount and Asset Coverage would be achieved, (ii) all cumulative and unpaid dividends due on or prior to the date of the transaction have been declared and paid in full with respect to the Trust's Preferred Shares, including the Series B Preferred Shares (or shall have been declared and sufficient funds for the payment thereof deposited with the applicable Paying Agent) and (iii) the Trust has redeemed the full number of Preferred Shares to be redeemed mandatorily pursuant to any provision for mandatory redemption contained herein, including, without limitation, any such provision contained in paragraph 3(a)(ii).

                  (f) No full dividends shall be declared or paid on the Series B Preferred Shares for any Dividend Period or part thereof, unless full cumulative dividends due through the most recent Dividend Payment Dates therefor for all Outstanding series of Preferred Shares of the Trust ranking on a parity with the Series B Preferred Shares as to the payment of dividends have been or contemporaneously are declared and paid through the most recent Dividend Payment Dates therefor. If full cumulative dividends due have not been paid on all Outstanding Preferred Shares, any dividends being paid on such Preferred Shares (including the Series B Preferred Shares) will be paid as nearly pro rata as possible in proportion to the respective amounts of dividends accumulated but unpaid on each such series of Preferred Shares then Outstanding on the relevant Dividend Payment Date.

3. Redemption.

                  (a) (i) Optional Redemption. After the initial Dividend Period, subject to any Non-Call Period and the provisions of this paragraph 3, and to the extent permitted under the 1940 Act and Delaware law, the Trust may, at its option, redeem in whole or in part out of funds legally available therefor, Series B Preferred Shares by delivering a notice of redemption to the Holders and the Rating Agencies not fewer than 7 calendar days and not more than 40 calendar days prior to the Redemption Date at the applicable Redemption Price. Notwithstanding the foregoing, the Trust shall not give a notice of any redemption pursuant to this paragraph 3(a)(i) unless, on the date on which the Trust gives such notice (x) the Trust reasonably believes that, assuming the fulfillment of any conditions precedent specified in such notice, it will be able to deposit with the Paying Agent when due Deposit Assets with maturity or tender dates not later than the day preceding the applicable Redemption Date and having a value not less than the Redemption Price due to Holders of the Series B Preferred Shares to be redeemed on the Redemption Date and (y) the Trust would have Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount and Asset Coverage immediately subsequent to such redemption, if such redemption were to occur on such date, it being understood that the provisions of paragraph 3(d) shall be applicable in such circumstances in the event the Trust makes the deposit and takes the other action required thereby.

                           (ii) Mandatory Redemption. So long as Series B
Preferred Shares are Outstanding, if the Trust fails (A) as of any Valuation Date to meet the Basic Maintenance Test and such failure is not cured by the Basic Maintenance Amount Cure Date or (B) as of any Quarterly Valuation Date to meet Asset Coverage and such failure is not cured by the Series B Asset Coverage Cure Date or (C) as of any valuation or measuring date applicable to any other series of Preferred Shares to meet any applicable maintenance amount test and such failure is not cured by the relevant cure date (any such cure date, together with any Basic Maintenance Amount Cure Date or Series B Asset Coverage Cure Date, a "Cure Date"), Preferred Shares, which at the Trust's determination may include Series B Preferred Shares, will be subject to mandatory redemption at the applicable Redemption Price out of funds legally available therefor. The series and number of Preferred Shares to be redeemed in such circumstances will be determined by the Trust, subject to the limitations of the 1940 Act and Delaware law, from among all series of Preferred Shares then Outstanding and may include any proportion of Series B Preferred Shares (or any other series of Preferred Shares). The amount of Preferred Shares to be mandatorily redeemed under such circumstances shall, in the aggregate, equal the lesser of (1) the minimum amount of Preferred Shares (including the Series B Preferred Shares if so determined by the Trust) the redemption of which, if deemed to have occurred immediately prior to the opening of business on the relevant Cure Date, would result in the Trust meeting, as the case may be, the Basic Maintenance Test, Asset Coverage and any other then applicable maintenance amount test, in each case as of the relevant Cure Date (provided that, if there is no such minimum amount of Preferred Shares the redemption of which would have such result, all Series B Preferred Shares then Outstanding will be redeemed), and (2) the maximum amount of Preferred Shares that can be redeemed out of funds expected to be available therefor on the Mandatory Redemption Date at the applicable Redemption Price; provided, that in the event that Preferred Shares are redeemed mandatorily pursuant to this paragraph 3, the Trust may, but is not required to, redeem a sufficient amount of additional Series B Preferred Shares, which when aggregated with other Preferred Shares redeemed by the Trust, permits the Trust to have (x) Eligible Assets with Adjusted Value with respect to the Preferred Shares remaining Outstanding of as great as 110% of the Basic Maintenance Amount and (y) Asset Coverage with respect to the Preferred Shares remaining Outstanding of as much as 220%.

                           (iii) Subject to the Statement of Preferences
establishing each series of Preferred Shares and the 1940 Act, the Trust may determine the shares and series of Preferred Shares to be redeemed in accordance with the paragraph 3(a)(ii) above, subject to the further provisions of this paragraph 3(a)(iii). The Trust shall effect any mandatory redemption of Series B Preferred Shares relating to: (A) a failure to meet the Basic Maintenance Test or a failure to meet Asset Coverage, no later than 8 days following such Cure Date, provided, that if such 8th day is not a Business Day, such redemption will occur not later than the close of business on the next Business Day or (B) a failure to meet any other then applicable maintenance amount test in accordance with the requirements of such test (in each case the date specified for such redemption being, the "Mandatory Redemption Date"), except that if the Trust does not have funds legally available for the redemption of, or is not otherwise legally permitted to redeem, the amount of Preferred Shares which would be mandatorily redeemed by the Trust under subparagraph 3(a)(ii) if sufficient funds were available, or the Trust otherwise is unable to effect such redemption on or prior to the applicable Mandatory Redemption Date, the Trust shall redeem on such redemption date the number of Series B Preferred Shares and other Preferred Shares with respect to which it has given notice of redemption as it shall have legally available funds, or is otherwise able, to redeem ratably on the basis of Redemption Price from each holder whose shares are to be redeemed, and the remainder of the Series B Preferred Shares and other Preferred Shares which it was unable to redeem on the earliest practicable date on which the Trust will have such funds available upon notice, in the case of Series B Preferred Shares, pursuant to paragraph 3(b) to Holders of the Series B Preferred Shares to be redeemed. The Trust will deposit with the Paying Agent funds sufficient to redeem the specified number of Series B Preferred Shares subject to a redemption under this paragraph 3(a) by 12:00 noon, New York City time, of the Business Day immediately preceding the redemption date. If fewer than all of the Outstanding Series B Preferred Shares are to be redeemed, the number of Series B Preferred Shares to be redeemed shall be redeemed pro rata from the Holders of such shares in proportion to the number of Series B Preferred Shares held by such Holders, by lot or by such other method as the Trust shall deem fair and equitable, subject, however, to the terms of any applicable Specific Redemption Provisions.

                  (b) In the event of a redemption of Series B Preferred Shares pursuant to paragraph 3(a) above, the Trust will have filed or will file a notice of its intention to redeem with the Commission, in either case so as to provide at least the minimum notice required under Rule 23c-2 under the 1940 Act or any successor provision. In addition, the Trust shall deliver a notice of redemption to the Auction Agent (the "Notice of Redemption") containing the information set forth below (i) in the case of an optional redemption pursuant to paragraph 3(a)(i) above, one Business Day prior to the giving of notice to the Holders and (ii) in the case of a mandatory redemption pursuant to paragraph 3(a)(ii) above, on or prior to the seventh day preceding the Mandatory Redemption Date. The Auction Agent will use its reasonable efforts to provide telephonic, electronic or written notice to each Holder of any Series B Preferred Shares called for redemption not later than the close of business on the Business Day immediately following the day on which the Trust determines the shares to be redeemed (or, during a Default Period with respect to such shares, not later than the close of business on the Business Day immediately following the day on which the Auction Agent receives Notice of Redemption from the Trust). The Auction Agent shall confirm a telephonic notice in writing not later than the close of business on the third Business Day preceding the date fixed for redemption by providing the Notice of Redemption to each Holder of shares called for redemption, the Paying Agent (if different from the Auction Agent) and the Securities Depository. The Notice of Redemption will be addressed to the Holders of Series B Preferred Shares at their addresses appearing on the share records of the Trust. Such Notice of Redemption will set forth (s) the date fixed for redemption, (t) the number or percentage of Series B Preferred Shares to be redeemed, (u) the CUSIP number(s) of such shares, (v) the Redemption Price (specifying the amount of accumulated dividends and any applicable redemption premium to be included therein), (w) the place or places where such shares are to be redeemed, (x) that dividends on the shares to be redeemed will cease to accumulate on such date fixed for redemption, (y) the provision of this Statement of Preferences under which redemption shall be made, and (z) in the case of a redemption pursuant to paragraph 3(a)(i), any conditions precedent to such redemption. If fewer than all the Outstanding Series B Preferred Shares held by any Holder are to be redeemed, the Notice of Redemption mailed to such Holder shall also specify the number or percentage of Series B Preferred Shares to be redeemed from such Holder. No defect in the Notice of Redemption or in the transmittal or mailing thereof will affect the validity of the redemption proceedings, except as required by applicable law.

                  (c) Notwithstanding the provisions of paragraph 3(a), the Trust shall not redeem Preferred Shares unless all accumulated and unpaid dividends on all Outstanding Series B Preferred Shares and other Preferred Shares ranking on a parity with the Series B Preferred Shares with respect to dividends for all applicable past Dividend Periods (whether or not earned or declared by the Trust) have been or are contemporaneously paid or declared and Deposit Assets for the payment of such dividends have been deposited with the Paying Agent; provided, however, that the foregoing shall not prevent the purchase or acquisition of outstanding Preferred Shares pursuant to the successful completion of an otherwise lawful purchase or exchange offer made on the same terms to holders of all Outstanding Series B Preferred Shares.

                  (d) Upon the deposit of funds sufficient to redeem Series B Preferred Shares with the Paying Agent and the giving of the Notice of Redemption to the Auction Agent under paragraph 3(b) above, such shares shall no longer be deemed to be Outstanding for any purpose (including, without limitation, for purposes of calculating whether the Trust has met the Basic Maintenance Test or Asset Coverage), and all rights of the Holders of the Series B Preferred Shares so called for redemption shall cease and terminate, except the right of such Holder to receive the applicable Redemption Price, but without any interest or other additional amount. Such Redemption Price shall be paid by the Paying Agent to the nominee of the Securities Depository. The Trust shall be entitled to receive from the Paying Agent, promptly after the date fixed for redemption, any cash deposited with the Paying Agent in excess of (i) the aggregate Redemption Price of the Series B Preferred Shares called for redemption on such date and (ii) such other amounts, if any, to which Holders of the Series B Preferred Shares called for redemption may be entitled. Any funds so deposited that are unclaimed at the end of two years from such redemption date shall, to the extent permitted by law, be paid to the Trust, after which time the Holders of Series B Preferred Shares so called for redemption may look only to the Trust for payment of the Redemption Price and all other amounts, if any, to which they may be entitled; provided, however, that the Paying Agent shall notify all Holders whose funds are unclaimed by placing a notice in The Wall Street Journal concerning the availability of such funds for three consecutive weeks. The Trust shall be entitled to receive, from time to time after the date fixed for redemption, any interest earned on the funds so deposited.

                  (e) A Default Period with respect to the Outstanding Series B Preferred Shares will commence if the Trust fails to deposit irrevocably in trust in same-day funds, with the Paying Agent by 12:00 noon, New York City time on the Business Day preceding the redemption date specified in the Notice of Redemption (the "Redemption Date") or on such later date as the Paying Agent shall authorize, the full amount of any Redemption Price payable on such Redemption Date (a "Redemption Default"); provided, that no Redemption Default shall be deemed to have occurred in respect of Series B Preferred Shares when the related redemption notice provides that the redemption of such Series B Preferred Shares is subject to one or more conditions precedent and each such condition precedent shall not have been satisfied at the time or times or in the manner specified in such Notice of Redemption. To the extent a Redemption Default occurs with respect to Series B Preferred Shares or that any redemption for which Notice of Redemption has been given is otherwise prohibited, such redemption shall be made as soon as practicable to the extent such funds become legally available or such redemption is no longer otherwise prohibited. Notwithstanding the fact that a Redemption Default has occurred and is continuing or that the Trust has otherwise failed to redeem Series B Preferred Shares for which a Notice of Redemption has been given, dividends may be declared and if so declared will be paid on Series B Preferred Shares, which shall include those Series B Preferred Shares for which Notice of Redemption has been given but for which deposit of funds has not been made.

                  (f) All moneys paid to the Paying Agent for payment of the Redemption Price of Series B Preferred Shares called for redemption shall be held in trust by the Paying Agent for the benefit of Holders of the Series B Preferred Shares so to be redeemed. A Redemption Default will occur on account of the Trust's failure to timely deposit any required Redemption Price with the Paying Agent and any resulting Default Period will end in accordance with paragraph 2(c)(ii).

                  (g) So long as the Series B Preferred Shares are held of record by the nominee of the Securities Depository, the Redemption Price for such shares will be paid on the date fixed for redemption to the nominee of the Securities Depository for distribution to agent members for distribution to the Persons for whom they are acting as agent.

                  (h) Except for the provisions described above, nothing contained in this Statement of Preferences limits any right of the Trust to purchase or otherwise acquire Series B Preferred Shares outside of an Auction at any price, whether higher or lower than the price that would be paid in connection with an optional or mandatory redemption, so long as, at the time of any such purchase, there is no arrearage in the payment of dividends on, or the Redemption Price with respect to, any Series B Preferred Shares for which Notice of Redemption has been given, and the Trust meets Asset Coverage and the Basic Maintenance Test after giving effect to such purchase or acquisition on the date thereof. Any Series B Preferred Shares which are purchased, redeemed or otherwise acquired by the Trust shall have no voting rights. If fewer than all the Outstanding Series B Preferred Shares are redeemed or otherwise acquired by the Trust, the Trust shall give notice of such transaction to the Auction Agent.

                  (i) In the case of any redemption pursuant to this paragraph 3, only whole Series B Preferred Shares shall be redeemed, and in the event that any provision of the Governing Documents would require redemption of a fractional share, the Auction Agent shall be authorized to round up so that only whole shares are redeemed.

                  (j) Notwithstanding anything herein to the contrary, the Board of Trustees may authorize, create or issue other series of Preferred Shares ranking on a parity with the Series B Preferred Shares with respect to the payment of dividends or the distribution of assets upon dissolution, liquidation or winding up of the affairs of the Trust, to the extent permitted by the 1940 Act, if upon issuance of any such series, either (i) the net proceeds from the sale of such shares (or such portion thereof needed to redeem or repurchase the Outstanding Series B Preferred Shares) are deposited with the Auction Agent, Notice of Redemption as contemplated by paragraph 3(b) has been delivered prior thereto or is sent promptly thereafter, and such proceeds are used to redeem all Outstanding Series B Preferred Shares or (ii) the Trust would meet Asset Coverage, the Basic Maintenance Test and the requirements of paragraph 9 immediately following such issuance and any redemption of Preferred Shares (which may include a portion of the Series B Preferred Shares) to be effected with the proceeds of such issuance.

4. Designation of Dividend Period.

                  (a) The initial Dividend Period for the Series B Preferred Shares shall be as determined in the manner under "Designation" above. The Trust shall designate the duration of subsequent Dividend Periods of the Series B Preferred Shares; provided, however, that no such designation shall be necessary for a Standard Dividend Period and, provided further, that any designation of a Special Dividend Period for the Series B Preferred shall be effective only if (i) notice thereof shall have been given as provided herein,
(ii) any failure to pay in a timely manner to the Auction Agent the full amount of any dividend on, or the Redemption Price of, the Series B Preferred Shares shall have been cured as provided for herein, (iii) Sufficient Clearing Orders shall have existed in an Auction held for the Series B Preferred Shares on the Auction Date immediately preceding the first day of such proposed Special Dividend Period, (iv) if the Trust shall have mailed a Notice of Redemption with respect to any Series B Preferred Shares, the Redemption Price with respect to such shares shall have been deposited with the Paying Agent, and (v) the Trust has confirmed that as of the Auction Date next preceding the first day of such Special Dividend Period, it has Eligible Assets with an aggregate Discounted Value at least equal to the Basic Maintenance Amount, and the Trust has consulted with the Broker-Dealers and has provided notice of such designation and a Basic Maintenance Report for the most recent Valuation Date to each Rating Agency.

                  (b) If the Trust proposes to designate any Special Dividend Period, not fewer than seven Business Days (or two Business Days in the event the duration of the Dividend Period prior to such Special Dividend Period is fewer than ten Business Days) nor more than 30 Business Days prior to the first day of such Special Dividend Period, notice shall be (i) made by press release and (ii) communicated by the Trust by telephonic or other means to the Auction Agent and the lead Broker-Dealer, initially Merrill Lynch, Pierce, Fenner & Smith Incorporated, and confirmed in writing promptly thereafter. Each such notice shall state (x) that the Trust proposes to exercise its option to designate a succeeding Special Dividend Period, specifying the first and last days thereof and (y) that the Trust will by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such Special Dividend Period, notify the Auction Agent, who will promptly notify the Broker-Dealers, of either (A) its determination, subject to certain conditions, to proceed with such Special Dividend Period, subject to the terms of any Specific Redemption Provisions, or (B) its determination not to proceed with such Special Dividend Period, in which latter event the succeeding Dividend Period shall be a Standard Dividend Period. No later than 3:00 P.M., New York City time, on the second Business Day next preceding the first day of any proposed Special Dividend Period, the Trust shall deliver to the Auction Agent, who will promptly deliver to the Broker-Dealers and Existing Holders, either:

                                    (1) a notice stating (a) that the Trust
has determined to designate the next succeeding Dividend Period as a Special Dividend Period, (b) the first and last days thereof and (c) the terms of any Specific Redemption Provisions; or

                                    (2) a notice stating that the Trust has
determined not to exercise its option to designate a Special Dividend Period.

         If the Trust fails to deliver either such notice with respect to the designation of any proposed Special Dividend Period to the Auction Agent or is unable to make the confirmation provided in paragraph 4(a)(v) by 3:00 P.M., New York City time, on the second Business Day next preceding the first day of such proposed Special Dividend Period, the Trust shall be deemed to have delivered a notice to the Auction Agent with respect to such Dividend Period to the effect set forth in clause (2) above, thereby resulting in a Standard Dividend Period.

5. Restrictions on Transfer.

         Series B Preferred Shares may be transferred only (a) pursuant to an Order placed in an Auction, (b) to or through a Broker-Dealer or (c) to the Trust or any Affiliate. Notwithstanding the foregoing, a transfer other than pursuant to an Auction will not be effective unless the selling Existing Holder or the Agent Member of such Existing Holder (in the case of an Existing Holder whose shares are listed in its own name on the books of the Auction Agent), or the Broker-Dealer or Agent Member of such Broker-Dealer (in the case of a transfer between persons holding any Series B Preferred Shares through different Broker-Dealers), advises the Auction Agent of such transfer. Any certificates representing Series B Preferred Shares issued to the Securities Depository will bear legends with respect to the restrictions described above and stop-transfer instructions will be issued to the Transfer Agent and/or Registrar.

6. Voting Rights.

                  (a) General.

                  Except as otherwise provided in the Governing Documents or a resolution of the Board of Trustees, or as required by applicable law, Holders of Series B Preferred Shares shall have no power to vote on any matter except matters submitted to a vote of the Common Shares. In any matter submitted to a vote of the holders of the Common Shares, each Holder of Series B Preferred Shares shall be entitled to one vote for each Series B Preferred Share held and the Holders of Outstanding Preferred Shares and Common Shares shall vote together as a single class; provided, however, that at any meeting of the shareholders of the Trust held for the election of trustees, the Holders of Outstanding Preferred Shares, including the Series B Preferred Shares, shall be entitled, as a class, to the exclusion of the holders of all other securities and classes of capital shares of the Trust, to elect a number of the Trust's trustees, such that following the election of trustees at the meeting of the shareholders, the Trust's Board of Trustees shall contain two trustees elected by the Holders of the Outstanding Preferred Shares as a class. Subject to paragraph 6(b), the holders of outstanding capital shares of the Trust, including the Holders of Outstanding Preferred Shares, including the Series B Preferred Shares, voting as a single class, shall elect the balance of the trustees.

                  (b) Right to Elect Majority of Board of Trustees.

                  During any period in which any one or more of the conditions described below shall exist (such period being referred to herein as a "Voting Period"), the number and/or composition of trustees constituting the Board of Trustees shall be adjusted as necessary to permit the Holders of the Outstanding Preferred Shares, including the Series B Preferred Shares, voting separately as one class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust) to elect the number of trustees that, when added to the two trustees elected exclusively by the Holders of Preferred Shares pursuant to paragraph 6(a) above, would constitute a simple majority of the Board of Trustees as so adjusted. The Trust and the Board of Trustees shall take all necessary actions, including effecting the removal of trustees or the amendment of the Trust's Declaration, to effect an adjustment of the number and/or composition of trustees as described in the preceding sentence. A Voting Period shall commence:

                           (i) if at any time accumulated dividends (whether
or not earned or declared, and whether or not funds are then legally available in an amount sufficient therefor) on the Outstanding Series B Preferred Shares equal to at least two full years' dividends shall have become due and unpaid and sufficient cash or specified securities shall not have been deposited with the Paying Agent for the payment in full of such accumulated dividends; or

                           (ii) if at any time Holders of any other Preferred
Shares are entitled to elect a majority of the trustees of the Trust under the 1940 Act or the Statement of Preferences creating such shares.

         Upon the termination of a Voting Period, the voting rights described in this paragraph 6(b) shall cease, subject always, however, to the reverting of such voting rights in the holders of Preferred Shares upon the further occurrence of any of the events described in this paragraph 6(b).

                  (c) Right to Vote with Respect to Certain Other Matters.

                  Subject to paragraph 1 of Part III of this Statement of Preferences, so long as the Series B Preferred Shares are Outstanding, the Trust shall not, without the affirmative vote of the Holders of a majority (as defined in the 1940 Act) of the Preferred Shares Outstanding at the time and present and voting on such matter, voting separately as one class, amend, alter or repeal the provisions of the Governing Documents so as to in the aggregate adversely affect the rights and preferences set forth in any Statement of Preferences, including the Series B Preferred Shares. To the extent permitted under the 1940 Act, in the event more than one series of Preferred Shares are Outstanding, the Trust shall not effect any of the actions set forth in the preceding sentence which in the aggregate adversely affects the rights and preferences set forth in the Statement of Preferences for a series of Preferred Shares differently than such rights and preferences for any other series of Preferred Shares without the affirmative vote of the Holders of at least a majority of the Preferred Shares Outstanding and present and voting on such matter of each series adversely affected (each such adversely affected series voting separately as a class to the extent its rights are affected differently). The Holders of the Series B Preferred Shares shall not be entitled to vote on any matter that affects the rights or interests of only one or more other series of Preferred Shares. The Trust shall notify each Rating Agency ten Business Days prior to any such vote described above. Unless a higher percentage is required under the Governing Documents or applicable provisions of the Delaware Statutory Trust Act or the 1940 Act, the affirmative vote of the Holders of a majority of the Outstanding Preferred Shares, including the Series B Preferred Shares, voting together as a single class, will be required to approve any plan of reorganization adversely affecting the Preferred Shares or any action requiring a vote of security holders under Section 13(a) of the 1940 Act. For purposes of this paragraph 6(c), the phrase "vote of the Holders of a majority of the Outstanding Preferred Shares" (or any like phrase) shall mean, in accordance with Section 2(a)(42) of the 1940 Act, the vote, at the annual or a special meeting of the shareholders of the Trust duly called (i) of 67 percent or more of the Preferred Shares present at such meeting, if the Holders of more than 50 percent of the Outstanding Preferred Shares are present or represented by proxy; or (ii) of more than 50 percent of the Outstanding Preferred Shares, whichever is less. The class vote of Holders of Preferred Shares described above will in each case be in addition to a separate vote of the requisite percentage of Common Shares and Preferred Shares, including the Series B Preferred Shares, voting together as a single class, necessary to authorize the action in question. An increase in the number of authorized Preferred Shares pursuant to the Governing Documents or the issuance of additional shares of any series of Preferred Shares (including the Series B Preferred Shares) pursuant to the Governing Documents shall not in and of itself be considered to adversely affect the rights and preferences of the Holders of Preferred Shares.

                  (d) Voting Procedures.

                           (i) As soon as practicable after the accrual of any
right of the Holders of Preferred Shares, including the Series B Preferred Shares, to elect additional trustees as described in paragraph 6(b), the Trust shall call a special meeting of such Holders and instruct the Auction Agent to mail a notice of such special meeting to the Holders of Series B Preferred Shares, such meeting to be held not less than 10 nor more than 20 days after the date of mailing of such notice. If the Trust fails to send such notice to the Auction Agent or if the Trust does not call such a special meeting, it may be called by any such Holder on like notice. The record date for determining the Holders entitled to notice of and to vote at such special meeting shall be the close of business on the day on which such notice is mailed or such other day as the Board of Trustees shall determine. At any such special meeting and at each meeting held during a Voting Period, such Holders of Preferred Shares, voting together as a class (to the exclusion of the holders of all other securities and classes of capital shares of the Trust), shall be entitled to elect the number of trustees prescribed in paragraph 6(b) on a one-vote-per-share basis. At any such meeting, or adjournment thereof in the absence of a quorum, a majority of the Holders of Preferred Shares, including the Series B Preferred Shares, present in person or by proxy shall have the power to adjourn the meeting without notice, other than an announcement at the meeting, until a date not more than 120 days after the original record date.

                  (ii) For purposes of determining any rights of the Holders of the Preferred Shares, including the Series B Preferred Shares, to vote on any matter, whether such right is created by this Statement of Preferences, by the other provisions of the Governing Documents, by statute or otherwise, a share of Series B Preferred Shares which is not Outstanding shall not be counted.

                  (iii) The terms of office of all persons who are trustees of the Trust at the time of a special meeting of Holders of Preferred Shares to elect trustees and who remain trustees following such meeting shall continue, notwithstanding the election at such meeting by such Holders of the number of trustees that they are entitled to elect, and the persons so elected by such Holders, together with the two incumbent trustees elected by the Holders of Preferred Shares and the remaining incumbent trustees elected by the holders of the Common Shares and Preferred Shares, shall constitute the duly elected trustees of the Trust.

                  (iv) Upon the expiration of a Voting Period, the terms of office of the additional trustees elected by the Holders of Preferred Shares pursuant to paragraph 6(b) above shall expire, and the remaining trustees shall constitute the trustees of the Trust and the voting rights of such Holders of Preferred Shares, including Series B Preferred Shares, to elect additional trustees pursuant to paragraph 6(b) above shall cease, subject to the provisions of the last sentence of paragraph 6(b). Upon the expiration of the terms of the trustees elected by the holders of Preferred Shares pursuant to paragraph 6(b) above, the number of trustees shall be automatically reduced to the number of trustees on the Board immediately preceding such Voting Period.

                  (e) Exclusive Remedy.

                  Unless otherwise required by law, the Holders of Series B Preferred Shares shall not have any rights or preferences other than those specifically set forth herein. The Holders of Series B Preferred Shares shall have no preemptive rights or rights to cumulative voting. In the event that the Trust fails to pay any dividends on the Series B Preferred Shares, the exclusive remedy of the Holders shall be the right to vote for trustees pursuant to the provisions of this paragraph 6.

                  (f) Notification to Rating Agency.

                  In the event a vote of Holders of Preferred Shares is required pursuant to the provisions of Section 13(a) of the 1940 Act, as long as the Series B Preferred Shares are rated by a Rating Agency at the request of the Trust, the Trust shall, not later than ten Business Days prior to the date on which such vote is to be taken, notify each Rating Agency that such vote is to be taken and the nature of the action with respect to which such vote is to be taken and, not later than ten Business Days after the date on which such vote is taken, notify each Rating Agency of the result of such vote.

7. Liquidation Rights.

                  (a) In the event of any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the Holders of Series B Preferred Shares shall be entitled to receive out of the assets of the Trust available for distribution to shareholders, after claims of creditors but before any distribution or payment shall be made in respect of the Common Shares or any other shares of the Trust ranking junior to the Series B Preferred Shares as to liquidation payments, a liquidation distribution in the amount of $25,000.00 per share (the "Liquidation Preference"), plus an amount equal to all unpaid dividends accumulated to and including the date fixed for such distribution or payment (whether or not earned or declared by the Trust, but excluding interest thereon), and such Holders shall be entitled to no further participation in any distribution or payment in connection with any such liquidation, dissolution or winding up.

                  (b) If, upon any liquidation, dissolution or winding up of the affairs of the Trust, whether voluntary or involuntary, the assets of the Trust available for distribution among the Holders of all Outstanding Series B Preferred Shares, and any other Outstanding class or series of Preferred Shares ranking on a parity with the Series B Preferred Shares as to payment upon liquidation, shall be insufficient to permit the payment in full to such Holders of Series B Preferred Shares of the Liquidation Preference plus accumulated and unpaid dividends and the amounts due upon liquidation with respect to such other Preferred Shares, then such available assets shall be distributed among the Holders of Series B Preferred Shares and such other Preferred Shares ratably in proportion to the respective preferential liquidation amounts to which they are entitled. Unless and until the Liquidation Preference plus accumulated and unpaid dividends has been paid in full to the Holders of Series B Preferred Shares, no dividends or distributions will be made to holders of Common Shares or any other shares of the Trust ranking junior to the Series B Preferred Shares as to liquidation.

8. Auction Agent.

         For so long as the Series B Preferred Shares are Outstanding, the Auction Agent, duly appointed by the Trust to so act, shall be in each case a commercial bank, trust company or other financial institution independent of the Trust and its Affiliates (which, however, may engage or have engaged in business transactions with the Trust or its Affiliates) and at no time shall the Trust or any of its Affiliates act as the Auction Agent in connection with the Auction Procedures. If the Auction Agent resigns or for any reason its appointment is terminated during any period that any Series B Preferred Shares are Outstanding, the Trust shall use its best efforts promptly thereafter to appoint another qualified commercial bank, trust company or financial institution to act as the Auction Agent.

9. Coverage Tests.

                  (a) Determination of Compliance.

                  For so long as the Series B Preferred Shares are Outstanding, the Trust shall make the following determinations:

                           (i) Asset Coverage as follows:

                           (A) As of each Quarterly Valuation Date, the Trust
shall determine whether Asset Coverage is met as of that date. In the event the Trust determines that it has failed to meet Asset Coverage as of such Quarterly Valuation Date, the Trust will notify each Rating Agency of such failure in writing (which notification may be by facsimile or other electronic means) on or before 5:00 P.M., New York City time, on the fifth Business Day following the date of such determination.

                           (B) The Trust shall deliver to each Rating Agency
an "Asset Coverage Certificate" which sets forth the determination of paragraph 9(a)(i)(A) above (1) as of the Date of Original Issue and, thereafter, (2) as of each Annual Valuation Date. Such Asset Coverage Certificate shall be delivered in the case of clause (1) on the Date of Original Issue and in the case of clause (2) on or before the seventh Business Day following such Quarterly Valuation Date or the relevant Cure Date, as the case may be.

                           (ii) Basic Maintenance Amount as follows:

                           (A) For so long as the Series B Preferred Shares
are rated by Moody's and/or S&P at the Trust's request, the Trust shall maintain, on each Valuation Date, Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount, as of such Valuation Date. Upon any failure to maintain Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount, the Trust shall use all commercially reasonable efforts to re-attain Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount on or prior to the Basic Maintenance Amount Cure Date, by altering the composition of its portfolio or otherwise.

                           (B) On or before 5:00 P.M., New York City time, on
the fifth Business Day after a Valuation Date on which the Trust fails to satisfy the Basic Maintenance Amount, and on the fifth Business Day after the Basic Maintenance Amount Cure Date with respect to such Valuation Date, the Trust shall deliver to each Rating Agency notice of such failure, which will be deemed to have been delivered to such Rating Agency if such Rating Agency receives a copy or facsimile or other electronic transcription or transmission thereof and on the same day the Trust mails or sends to such Rating Agency for delivery on the next Business Day the full Basic Maintenance Report. In addition, the Trust shall deliver a Basic Maintenance Report to each Rating Agency as of each Monthly Valuation Date, in each case on or before the fifth Business Day after such day. A failure by the Trust to deliver a Basic Maintenance Report pursuant to the preceding sentence shall be deemed to be delivery of a Basic Maintenance Report indicating the Discounted Value for all assets of the Trust is less than the Basic Maintenance Amount, as of the relevant Valuation Date.

                           (C) Within ten Business Days after the date of
delivery of a Basic Maintenance Report in accordance with paragraph 9(a)(ii)(B) relating to any Annual Valuation Date, the Trust shall cause the Independent Accountant to send an Accountant's Confirmation to each Rating Agency with respect to such Basic Maintenance Report.

                           (D) Within ten Business Days after the date of
delivery of notice in accordance with paragraph 9(a)(ii)(B) relating to each, if any, Valuation Date on which the Trust failed to satisfy the Basic Maintenance Amount and the Basic Maintenance Amount Cure Date with respect to such failure to satisfy the Basic Maintenance Amount, the Trust shall cause the Independent Accountant to provide to each Rating Agency an Accountant's Confirmation as to such failure.

                           (E) If any Accountant's Confirmation delivered
pursuant to paragraph (C) or (D) of this paragraph 9(a)(ii) does not agree with the Trust's calculation of the Basic Maintenance Report for a particular Valuation Date for which such Accountant's Confirmation was required to be delivered, or shows that a lower aggregate Discounted Value for the aggregate Eligible Assets in respect of any Rating Agency than was determined by the Trust, the calculation or determination made by such Independent Accountant shall be final and conclusive and shall be binding on the Trust, and the Trust shall accordingly amend and deliver the Basic Maintenance Report to the relevant Rating Agency promptly following receipt by the Trust of such Accountant's Confirmation.

                           (F) On or before 5:00 p.m., New York City time, on
the fifth Business Day after the Date of Original Issue of Series B Preferred Shares, the Trust shall complete and deliver to each Rating Agency a Basic Maintenance Report as of the close of business on such Date of Original Issue.

                           (G) As for any Valuation Date for which the Trust's
ratio of the Discounted Value of Eligible Assets in respect of any Rating Agency to the Basic Maintenance Amount is less than or equal to 110%, the Trust shall deliver, by fax or email before 5:00 p.m. New York City time on the first Business Day following such Valuation Date, notice of such ratio to each Rating Agency.

                  (b) Failure to Meet Asset Coverage Requirements.

                  If the Trust fails to have Asset Coverage as provided in paragraph 9(a)(i)(A) or to have Eligible Assets having an Adjusted Value at least equal to the Basic Maintenance Amount as provided in paragraph 9(a)(ii)(A) and such failure is not cured by the applicable Cure Date, Preferred Shares, which at the Trust's determination (to the extent permitted by the 1940 Act and Delaware law) may include any proportion of Series B Preferred Shares, will be subject to mandatory redemption as set forth in paragraph 3.

                  (c) Status of Series B Preferred Shares Called for
Redemption.

                  For purposes of determining whether the requirements of paragraphs 9(a)(i)(A) and 9(a)(ii)(A) hereof are satisfied, (i) no Series B Preferred Share or other Preferred Share shall be deemed to be Outstanding for purposes of any computation if, prior to or concurrently with such determination, sufficient Deposit Assets to pay the full Redemption Price for such share shall have been deposited in trust with the Paying Agent (or applicable dividend-disbursing agent) and the requisite Notice of Redemption shall have been given, and (ii) such Deposit Assets deposited with the Paying Agent (or dividend-disbursing agent) shall not be included.

                  (d) Certain Notifications Relating to Market Value.

                  In the event the Market Value of an Eligible Asset is determined pursuant to clause (a)(iii) of the definition of Market Value set forth in paragraph 13, the Trust shall promptly inform each Rating Agency in writing (which notice may be by facsimile or other electronic means) of the basis upon which the Market Value of such Eligible Asset was determined.

10. Certain Other Restrictions.

                  (a) For so long as the Series B Preferred are rated by a Rating Agency at the Trust's request, the Trust will not, and will cause the Adviser not to, (i) knowingly and willfully purchase or sell any asset for the specific purpose of causing, and with the actual knowledge that the effect of such purchase or sale will be to cause, the Trust to have Eligible Assets having an Adjusted Value as of the date of such purchase or sale to be less than the Basic Maintenance Amount as of such date, (ii) in the event that, as of the immediately preceding Valuation Date, the Adjusted Value of the Trust's Eligible Assets exceeded the Basic Maintenance Amount by 5% or less, alter the composition of the Trust's assets in a manner reasonably expected to reduce the Adjusted Value of the Trust's Eligible Assets, unless the Trust shall have confirmed that, after giving effect to such alteration, the Adjusted Value of the Trust's Eligible Assets exceeded the Basic Maintenance Amount or (iii) declare or pay any dividend or other distribution on any Common Shares or repurchase any Common Shares, unless the Trust shall have confirmed that, after giving effect to such declaration, other distribution or repurchase, the Trust continued to satisfy the requirements of paragraph 9(a)(ii).

                  (b) For so long as the Series B Preferred Shares are rated by any Rating Agency at the Trust's request, unless the Trust shall have received from each such Rating Agency, the Trust may engage in the lending of its portfolio securities only in an amount of up to 20% of the Trust's total assets, provided that the Trust receives cash collateral for such loaned securities that is maintained at all times in an amount equal to at least 100% of the then current market value of the loaned securities and, if invested, is invested only in Short-Term Money Market Instruments or in money market mutual funds meeting the requirements of Rule 2a-7 under the 1940 Act that maintain a constant $1.00 per share net asset value and treat the loaned securities rather than the collateral as the assets of the Trust for purposes of determining compliance with paragraph 9.

                  (c) For so long as the Series B Preferred Shares are rated by any Rating Agency at the Trust's request, the Trust shall not consolidate with, merge into, sell or otherwise transfer all or substantially all of its assets to another Person or adopt a plan of liquidation of the Trust, in each case without providing prior written notification to each Rating Agency.

11. Limitation on Incurrence of Additional Indebtedness, Certain Transactions and Issuance of Additional Preferred Shares.

                  (a) So long as the Series B Preferred Shares are Outstanding, the Trust may issue and sell one or more series of a class of senior securities of the Trust representing indebtedness under Section 18 of the 1940 Act and/or otherwise create or incur indebtedness, provided that immediately after giving effect to the incurrence of such indebtedness and to its receipt and application of the proceeds thereof, the Trust shall have an "asset coverage" for all senior securities representing indebtedness, as defined in Section 18(h) of the1940 Act, of at least 300% of the amount of all indebtedness of the Trust then Outstanding and no such additional indebtedness shall have any preference or priority over any other indebtedness of the Trust upon the distribution of the assets of the Trust upon the distribution of the assets of the Trust or in respect of the payment of interest. Any possible liability resulting from lending and/or borrowing portfolio securities, entering into reverse repurchase agreements, entering into futures contracts and writing options, to the extent such transactions are made in accordance with the investment restrictions of the Trust then in effect, shall not be considered to be indebtedness limited by this paragraph 11(a).

                  (b) So long as any Series B Preferred Shares are Outstanding and S&P is rating such Series B Preferred Shares at the Trust's request, the Trust will not, unless it has received written confirmation that any such transaction would not impair the rating then assigned by S&P to such Series B Preferred Shares, engage in any one or more of the following transactions:

                           (i) purchase or sell futures contracts; write,
purchase or sell options on futures contracts; or write put options (except covered put options) or call options (except covered call options); enter into swap, cap or floor agreements (collectively, "S&P Hedging Transactions"), except subject to the following limitations:

                           (A) for each net long or short position in S&P
Hedging Transactions, the Trust will maintain in a segregated account with the Trust's custodian or with the counterparty to such S&P Hedging Transaction an amount of cash or readily marketable securities having a value, when added to any amounts on deposit with the Trust's futures commission merchants or brokers as margin or premium for such position, at least equal to the market value of the Trust's potential obligations on such position, marked-to-market on a daily basis, in each case as and to the extent required by the applicable rules or orders of the Commission or by interpretations of the Commission's staff;

                           (B) the Trust will not engage in any S&P Hedging
Transaction which would cause the Trust at the time of such transaction to own or have sold the lesser of (1) outstanding futures contracts, in aggregate, based on the Standard & Poor's 500 Index, the Dow Jones Industrial Average, the Russell 2000 Index, the Wilshire 5000 Index, the Nasdaq Composite Index and the New York Stock Exchange Composite Index (or any component of any of the forgoing) exceeding in number 50% of the market value of the Trust's total assets or (2) outstanding futures contracts based on any of the aforementioned indices exceeding in number 10% of the average number of daily traded futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal;

                           (C) the Trust will engage in closing transactions
to close out any outstanding futures contract which the Trust owns or has sold or any outstanding option thereon owned by the Trust in the event (1) the Trust does not have S&P Eligible Assets with an aggregate Discounted Value equal to or greater than the Series B Preferred Basic Maintenance Amount on two consecutive Valuation Dates and (2) the Trust is required to pay variation margin on the second such Valuation Date;

                           (D) the Trust will engage in a closing transaction
to close out any outstanding futures contract or option thereon at least one week prior to the delivery date under the terms of the futures contract or option thereon unless the Trust holds the securities deliverable under such terms; and

                           (E) when the Trust writes a futures contract or
option thereon, either the amount of margin posted by the Trust (in the case of a futures contract) or the marked-to-market value of the Trust's obligation (in the case of a put option written by the Trust) shall be treated as a liability of the Trust for purposes of calculating the Series B Preferred Basic Maintenance Amount, or, in the event the Trust writes a futures contract or option thereon which requires delivery of an underlying security and the Trust does not wish to treat its obligations with respect thereto as a liability for purposes of calculating the Series B Preferred Basic Maintenance Amount, it shall hold such underlying security in its portfolio and shall not include such security to the extent of such contract or option as an S&P Eligible Asset.

                           (ii) borrow money, except for the purpose of
clearing securities transactions if (A) the Series B Preferred Basic Maintenance Amount would continue to be satisfied after giving effect to such borrowing and (B) such borrowing (1) is privately arranged with a bank or other person and is not intended to be publicly distributed or (2) is for "temporary purposes," and is in an amount not exceeding 5 percent of the market value of the total assets of the Trust at the time of the borrowing; for purposes of the foregoing, "temporary purposes" means that the borrowing is to be repaid within sixty days and is not to be extended or renewed;

                           (iii) engage in any short sales of equity
securities (other than short sales against the box) unless the Trust maintains in a segregated account with the Trust's custodian an amount of cash or other readily marketable securities having a market value, when added to any amounts on deposit with the Trust's broker as collateral for its obligation to replace the securities borrowed and sold short, at least equal to the current market value of securities sold short, marked-to-market on a daily basis;

                           (iv) utilize any pricing service other than a
Pricing Service or such other pricing service then permitted by S&P;

                           (v) enter into any reverse repurchase agreement,
other than with a counterparty that is rated at least A-1+ by S&P;

                           (vi)     enter into any interest rate swap
                                    agreements, unless:

                           (A) The counterparty to the swap transaction has a short-term rating of 'A-1' or, if the counterparty does not have a short-term rating, the counterparty's senior unsecured long-term debt rating is 'A-' or higher;

                           (B) The interest rate swap transaction will be marked-to-market weekly by the swap counterparty;

                           (C) Provision is made for the agreement to terminate immediately in the event the trust fails to maintain an aggregate discounted value at least equal to the basic maintenance amount on two consecutive valuation dates;

                           (D) For the purpose of calculating the asset coverage test 90% of any positive mark-to-market valuation of the fund's rights will be eligible assets and 100% of any negative mark-to-market valuation of the fund's rights will be included in the calculation of the basic maintenance amount; and

                           (E) The trust maintains liquid assets with a value at least equal to the net amount of the excess, if any, of the fund's obligations over its entitlement with respect to each swap and at least equal to the fund's obligations with respect to any caps or floors.

                  (c) So long as any Series B Preferred Shares are Outstanding, the Trust may issue and sell shares of one or more other series of Preferred Stock constituting a series of a class of senior securities of the Trust representing stock under Section 18 of the 1940 Act in addition to the Series B Preferred Shares and other Preferred Stock then Outstanding, provided that (i) the Trust shall, immediately after giving effect to the issuance of such additional Preferred Stock and to its receipt and application of the proceeds thereof, have an "asset coverage" for all senior securities which are stock, as defined in Section 18(h) of the 1940 Act, of at least 200% of the Series B Preferred Shares and all other Preferred Stock of the Trust then Outstanding, and (ii) no such additional Preferred Stock (including any additional Series B Preferred Shares) shall have any preference or priority over any other Preferred Stock of the Trust upon the distribution of the assets of the Trust or in respect of the payment of dividends.

12.      Termination.

         In the event that no Series B Preferred Shares are Outstanding, all rights and preferences of such shares established and designated hereunder shall cease and terminate, and all obligations of the Trust under this Statement of Preferences shall terminate.

13.      Definitions.

         Unless the context or use indicates another or different meaning or intent, each of the following terms when used in this Statement of Preferences shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

         "Accountant's Confirmation" means a letter from an Independent Accountant delivered to each Rating Agency with respect to certain Basic Maintenance Reports substantially to the effect that:

         (a) the Independent Accountant has read the Basic Maintenance Report or Reports prepared by the Administrator during the referenced calendar year that are referred to in such letter;

         (b) with respect to the issue size compliance, issuer diversification and industry diversification calculations, such calculations and the resulting Market Value of the relevant Eligible Assets included in the Reports and the Adjusted Value of the such Eligible Assets included in the Reports are numerically correct;

         (c) with respect to the excess or deficiency of the Adjusted Value of the relevant Eligible Assets included in the Reports when compared to the Basic Maintenance Amount calculated for such Rating Agency the results of the calculation set forth in the Reports have been recalculated and are numerically correct;

         (d) with respect to the Rating Agency ratings on corporate evidences of indebtedness, convertible corporate evidences of indebtedness and preferred stock listed in the Reports, that information has been traced and agrees with the information provided directly or indirectly by the respective Rating Agencies (in the event such information does not agree or such information is not listed in the accounting records of the Trust, the Independent Accountants will inquire of the Rating Agencies what such information is and provide a listing in their letter of such differences, if any);

         (e) with respect to issuer name and coupon or dividend rate listed in the Reports, that information has been traced and agrees with information listed in the accounting records of the Trust;

         (f) with respect to issue size listed in the Reports, that information has been traced and agrees with information provided by a Pricing Service or such other services as the relevant Rating Agency may authorize from time to time;

         (g) with respect to the prices (or alternative permissible factors used in calculating the Market Value as provided by this Statement of Preferences) provided by the Administrator of the Trust's assets for purposes of valuing securities in the portfolio, the Independent Accountant has traced the price used in the Reports to the price provided by such Administrator (in accordance with the procedures provided in this Statement of Preferences) and verified that such information agrees (in the event such information does not agree, the Independent Accountants will provide a listing in their letter of such differences); and

         (h) with respect to the description of each security included in the Reports, the description of the relevant Eligible Assets has been compared to the definition of such Rating Agency's Eligible Assets contained in this Statement of Preferences, and the description as appearing in the Reports agrees with the definition of such Rating Agency's Eligible Assets as described in this Statement of Preferences.

         Each such letter may state that: (i) such Independent Accountant has made no independent verification of the accuracy of the description of the investment securities listed in the Reports or the Market Value of those securities nor has it performed any procedures other than those specifically outlined above for the purposes of issuing such letter; (ii) unless otherwise stated in the letter, the procedures specified therein were limited to a comparison of numbers or a verification of specified computations applicable to numbers appearing in the Reports and the schedule(s) thereto; (iii) the foregoing procedures do not constitute an examination in accordance with generally accepted auditing standards and the Reports contained in the letter do not extend to any of the Trust's financial statements taken as a whole;
(iv) such Independent Accountant does not express an opinion as to whether such procedures would enable such Independent Accountant to determine that the methods followed in the preparation of the Reports would correctly determine the Market Value or Discounted Value of the investment portfolio; and (v) accordingly, such Independent Accountant expresses no opinion as to the information set forth in the Reports or in the schedule(s) thereto and makes no representation as to the sufficiency of the procedures performed for the purposes of this Statement of Preferences; and such other statements as are acceptable to the Rating Agencies.

                  Such letter shall also state that the Independent Accountant is an "independent accountant" with respect to the Trust within the meaning of the 1933 Act and the related published rules and regulations thereunder.

         "Adjusted Value" of each Eligible Asset shall be computed as follows:

                  (a) cash shall be valued at 100% of the face value thereof;
and

                  (b) all other Eligible Assets shall be valued at the applicable Discounted Value thereof; and

                  (c) each asset that is not an Eligible Asset shall be valued at zero.

         "Administrator" means the other party to the Administration Agreement with the Trust which shall initially be Gabelli Funds, LLC, a New York limited liability company, and will include, as appropriate, any sub-administrator appointed by the Administrator.

         "ADRs" means U.S. dollar-denominated American Depository Receipts.

         "Adviser" means Gabelli Funds, LLC, a New York limited liability company, or such other Person that is then serving as the investment adviser of the Trust.

         "Affiliate" means, with respect to the Auction Agent, any person known to the Auction Agent to be controlled by, in control of or under common control with the Trust; provided, however, that no Broker-Dealer controlled by, in control of or under common control with the Trust shall be deemed to be an Affiliate nor shall any corporation or any Person controlled by, in control of or under common control with such corporation, one of the directors or executive officers of which is a trustee of the Trust be deemed to be an Affiliate solely because such trustee or executive officer is also a trustee of the Trust.

         "All Hold Rate" means 90% of the Reference Rate.

         "Annual Valuation Date" means the Valuation Date each calendar year so designated by the Trust, commencing in the calendar year 2003.

         "Applicable Rate" means, with respect to the Series B Preferred Shares, for each Dividend Period (i) if Sufficient Clearing Bids exist for the Auction in respect thereof, the Winning Bid Rate, (ii) if Sufficient Clearing Orders do not exist for the Auction in respect thereof, or an Auction does not take place with respect to such Dividend Period because of the commencement of a Default Period, the Maximum Rate and (iii) if all Series B Preferred Shares are the subject of Submitted Hold Orders for the Auction in respect thereof, the All Hold Rate.

         "Asset Coverage" means asset coverage, as determined in accordance with Section 18(h) of the 1940 Act, of at least 200% with respect to all outstanding senior securities of the Trust which are stock, including all Outstanding Series B Preferred Shares (or such other asset coverage as may in the future be specified in or under the 1940 Act as the minimum asset coverage for senior securities which are stock of a closed-end investment company as a condition of declaring dividends on its common stock), determined on the basis of values calculated as of a time within 48 hours (not including Saturdays, Sundays or holidays) next preceding the time of such determination.

         "Asset Coverage Certificate" means the certificate required to be delivered by the Trust pursuant to paragraph 9(a)(i)(B) of Part I of this Statement of Preferences.

         "Auction" means each periodic operation of the Auction Procedures.

         "Auction Agent" means The Bank of New York unless and until another commercial bank, trust company, or other financial institution appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to follow the Auction Procedures for the purpose of determining the Applicable Rate.

         "Auction Date" means the last day of the initial Dividend Period and each seventh day after the immediately preceding Auction Date; provided, however, that if any such seventh day is not a Business Day, such Auction Date shall be the first preceding day that is a Business Day and the next Auction Date, if for a Standard Dividend Period, shall (subject to the same advancement procedure) be the seventh day after the date that the preceding Auction Date would have been if not for the advancement procedure; provided further, however, that the Auction Date for the Auction at the conclusion of any Special Dividend Period shall be the last Business Day in such Special Dividend Period and that no more than one Auction shall be held during any Dividend Period; provided further, however, that the Auction Date following a Default Period shall be the last Business Day in the Standard Dividend Period that commenced during such Default Period. Notwithstanding the foregoing, in the event an auction is not held because an unforeseen event or unforeseen events cause a day that otherwise would have been an Auction Date not to be a Business Day, then the length of the then current dividend period will be extended by seven days (or a multiple thereof if necessary because of such unforeseen event or events).

         "Auction Procedures" means the procedures for conducting Auctions as set forth in Part II of this Statement of Preferences.

         "Basic Maintenance Amount" means, with respect to the Series B Preferred Shares, as of any Valuation Date, the dollar amount equal to (a) the sum of (i) the product of the number of shares of each class or series of Preferred Shares Outstanding on such Valuation Date multiplied, in the case of each such series or class, by the per share Liquidation Preference applicable to each such series or class, plus any redemption premium applicable to each class or series of Preferred Shares then subject to redemption; (ii) to the extent not included in (i) the aggregate amount of cash dividends (whether or not earned or declared) that will have accumulated for each Outstanding Preferred Share from the most recent applicable dividend payment date to which dividends have been paid or duly provided for (or, in the event the Basic Maintenance Amount is calculated on a date prior to the initial Dividend Payment Date with respect to a class or series of the Preferred Shares, then from the Date of Original Issue of such shares) through the Valuation Date plus all dividends to accumulate on the Preferred Shares then Outstanding during the 35 days following such Valuation Date or, if less, during the number of days following such Valuation Date that the Preferred Shares called for redemption are scheduled to remain Outstanding at the applicable rate or default rate then in effect with respect to such shares; (iii) the Trust's other liabilities due and payable as of such Valuation Date (except that dividends and other distributions payable by the Trust on Common Shares shall not be included as a liability) and such liabilities projected to become due and payable by the Trust during the 90 days following such Valuation Date (excluding liabilities for investments to be purchased and for dividends and other distributions not declared as of such Valuation Date); (iv) the amount of any indebtedness or obligations of the Trust senior in right of Payments to the Preferred Shares and (iv) any current liabilities of the Trust as of such Valuation Date to the extent not reflected in (or specifically excluded by) any of (a)(i) through (a)(iii) (including, without limitation, and immediately upon determination, any amounts due and payable by the Trust pursuant to reverse repurchase agreements and any payables for assets purchased as of such Valuation Date) less (b) (i) the Adjusted Value of any of the Trust's assets or (ii) the face value of any of the Trust's assets if, in the case of both
(b)(i) and (b)(ii), such assets are either cash or evidences of indebtedness which mature prior to or on the date of redemption or repurchase of Preferred Shares or payment of another liability and are either U.S. Government Obligations or evidences of indebtedness which have a rating assigned by Moody's of at least Aaa, P-1, VMIG-1 or MIG-1 or by S&P of at least AAA, SP-1+ or A-1+, and are irrevocably held by the Trust's custodian bank in a segregated account or deposited by the Trust with the dividend-disbursing agent or Paying Agent, as the case may be, for the payment of the amounts needed to redeem or repurchase Preferred Shares subject to redemption or repurchase or any of (a)(ii) through (a)(iv); and provided that in the event the Trust has repurchased Preferred Shares and irrevocably segregated or deposited assets as described above with its custodian bank, the dividend-disbursing agent or Paying Agent for the payment of the repurchase price the Trust may deduct 100% of the Liquidation Preference of such Preferred Shares to be repurchased from (a) above. Basic Maintenance Amount shall, for the purposes of this Statement of Preferences, have a correlative meaning with respect to any other class or series of Preferred Shares.

         "Basic Maintenance Amount Cure Date" means, with respect to the Series B Preferred Shares, 10 Business Days following a Valuation Date, such date being the last day upon which the Trust's failure to comply with paragraph 9(a)(ii)(A) of Part I of this Statement of Preferences could be cured, and shall, for the purposes of this Statement of Preferences, have a correlative meaning with respect to any other class or series of Preferred Shares.

         "Basic Maintenance Test" means, with respect to the Series B Preferred Shares, a test which is met if the lower of the aggregate Discounted Values of the Moody's Eligible Assets or the S&P Eligible Assets if both Moody's and S&P are then rating the Series B Preferred Shares at the request of the Trust, or the Eligible Assets of whichever of Moody's or S&P is then doing so if only one of Moody's or S&P is then rating the Series B Preferred Shares at the request of the Trust, meets or exceeds the Basic Maintenance Amount.

         "Basic Maintenance Report" or "Report" means, with respect to the Series B Preferred Shares, a report prepared by the Administrator which sets forth, as of the related Monthly Valuation Date, (i) Moody's Eligible Assets and S&P Eligible Assets sufficient to meet or exceed the Basic Maintenance Amount, (ii) the Market Value and Discounted Value thereof (seriatim and in the aggregate), (iii) the Basic Maintenance Amount, and (iv) the net asset value of the Trust. Such report will also include (A) the month-end closing price for the Common Shares of the Trust (B) the monthly total-return per Common Shares, which will be determined based upon month-end closing share prices, assuming reinvestment of all dividends paid during such month and (C) the total leverage position of the Trust. For the purposes of this Statement of Preferences, "Basic Maintenance Report" or "Report" shall have a correlative meaning with respect to any other class or series of Preferred Shares.

         "Beneficial Owner," with respect to the Series B Preferred Shares, means a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer (or, if applicable, the Auction Agent) as a holder of Series B Preferred Shares.

         "Bid" has the meaning set forth in paragraph 2(a) of Part II of this Statement of Preferences.

         "Bidder" has the meaning set forth in paragraph 2(a) of Part II of this Statement of Preferences, provided however that neither the Trust nor any Affiliate shall be permitted to be Bidder in an Auction.

         "Board of Trustees" or "Board" means the Board of Trustees of the Trust or any duly authorized committee thereof as permitted by applicable law.

         "Broker-Dealer" means any broker-dealer or broker-dealers, or other entity permitted by law to perform the functions required of a Broker-Dealer by the Auction Procedures, that has been selected by the Trust and has entered into a Broker-Dealer Agreement that remains effective.

         "Broker-Dealer Agreement" means an agreement between the Auction Agent and a Broker-Dealer, pursuant to which such Broker-Dealer agrees to follow the Auction Procedures.

         "Business Day" means a day on which the New York Stock Exchange is open for trading and which is not a Saturday, Sunday or other day on which banks in The City of New York, New York are authorized or obligated by law to close.

         "By-Laws" means the By-Laws of the Trust, as amended from time to time.

         "Commission" means the Securities and Exchange Commission.

         "Common Shares" means the Trust's common shares, par value $.001 per share.

         "Cure Date" has the meaning set forth in paragraph 3(a)(ii) of Part I of this Statement of Preferences.

         "Date of Original Issue" means [__], 2004, and, for the purposes of this Statement of Preferences, shall have a correlative meaning with respect to any other class or series of Preferred Shares.

         "Declaration" means the Amended and Restated Agreement and Declaration of Trust of the Trust, dated November 25, 2003, as amended and restated from time to time (including by this Statement of Preferences or by way of any other supplement or Statement of Preferences authorizing or creating a class of shares of beneficial interest in the Trust).

         "Default" means a Dividend Default or a Redemption Default.

         "Default Period" means a Dividend Default or a Redemption Default.

         "Default Rate" has the meaning set forth in paragraph 2(c)(ii) of
Part I of this Statement of Preferences.

         "Deposit Assets" means cash, Short-Term Money Market Instruments and U.S. Government Obligations. Except for determining whether the Trust has Eligible Assets with an Adjusted Value equal to or greater than the Basic Maintenance Amount, each Deposit Asset shall be deemed to have a value equal to its principal or face amount payable at maturity plus any interest payable thereon after delivery of such Deposit Asset but only if payable on or prior to the applicable payment date in advance of which the relevant deposit is made.

         "Discount Factor" means (a) so long as Moody's is rating the Series B Preferred Shares at the Trust's request, the Moody's Discount Factor, (b) so long as S&P is rating the Series B Preferred Shares at the Trust's request, the S&P Discount Factor, and/or (c) any applicable discount factor established by any Other Rating Agency, whichever is applicable.

         "Discounted Value" means, as applicable, (a) the quotient of the Market Value of an Eligible Asset divided by the applicable Discount Factor or
(b) such other formula for determining the discounted value of an Eligible Asset as may be established by an applicable Rating Agency, provided, in either case that with respect to an Eligible Asset that is currently callable, Discounted Value will be equal to the applicable quotient or product as calculated above or the call price, whichever is lower, and that with respect to an Eligible Asset that is prepayable, Discounted Value will be equal to the applicable quotient or product as calculated above or the par value, whichever is lower.

         "Dividend Default" has the meaning set forth in paragraph 2(c)(ii) of
Part I of this Statement of Preferences.

         "Dividend Payment Date" means with respect to the Series B Preferred Shares, any date on which dividends declared by the Board of Trustees thereon are payable pursuant to the provisions of paragraph 2(b) of Part I of this Statement of Preferences and shall for the purposes of this Statement of Preferences have a correlative meaning with respect to any other class or series of Preferred Shares.

         "Dividend Period" means, with respect to Series B Preferred Shares, the initial period determined in the manner set forth under "Designation" above, and thereafter, the period commencing on the Business Day following each Auction Date and ending on the next Auction Date or, if such next Auction Date is not immediately followed by a Business Day, on the latest day prior to the next succeeding Business Day, and shall, for the purposes of this Statement of Preferences, have a correlative meaning with respect to any other class or series of Preferred Shares.

         "Eligible Assets" means Moody's Eligible Assets (if Moody's is then rating the Series B Preferred Shares at the request of the Trust), S&P Eligible Assets (if S&P is then rating the Series B Preferred Shares at the request of the Trust), and/or Other Rating Agency Eligible Assets if any Other Rating Agency is then rating the Series B Preferred Shares or any other outstanding series of Preferred Shares, whichever is applicable.

         "Governing Documents" means the Declaration and the By-Laws.

         "Holder" means, with respect to the Preferred Shares, including the Series B Preferred Shares, the registered holder of such shares as the same appears on the stock ledger or ownership records of the Trust or records of the Auction Agent, as the case may be.

         "Independent Accountant" means a nationally recognized accountant, or firm of accountants, that is with respect to the Trust an independent public accountant or firm of independent public accountants under the 1933 Act.

         "Industry Classification" means a six-digit industry classification in the Standard Industry Classification system published by the United States.

         "LIBOR Dealers" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and such other dealer or dealers as the Trust may from time to time appoint, or, in lieu of any thereof, their respective affiliates or successors.

         "LIBOR Rate," on any Auction Date, means (i) the rate for deposits in U.S. dollars for the designated Dividend Period, which appears on display page 3750 of Moneyline's Telerate Service ("Telerate Page 3750") (or such other page as may replace that page on that service, or such other service as may be selected by the LIBOR Dealer or its successors that are LIBOR Dealers) as of 11:00 a.m., London time, on the day that is the London Business Day preceding the Auction Date (the "LIBOR Determination Date"), or (ii) if such rate does not appear on Telerate Page 3750 or such other page as may replace such Telerate Page 3750, (A) the LIBOR Dealer shall determine the arithmetic mean of the offered quotations of the Reference Banks to leading banks in the London interbank market for deposits in U.S. dollars for the designated Dividend Period in an amount determined by such LIBOR Dealer by reference to requests for quotations as of approximately 11:00 a.m. (London time) on such date made by such LIBOR Dealer to the Reference Banks, (B) if at least two of the Reference Banks provide such quotations, LIBOR Rate shall equal such arithmetic mean of such quotations, (C) if only one or none of the Reference Banks provide such quotations, LIBOR Rate shall be deemed to be the arithmetic mean of the offered quotations that leading banks in The City of New York selected by the LIBOR Dealer (after obtaining the Trust's approval) are quoting on the relevant LIBOR Determination Date for deposits in U.S. dollars for the designated Dividend Period in an amount determined by the LIBOR Dealer (after obtaining the Trust's approval) that is representative of a single transaction in such market at such time by reference to the principal London offices of leading banks in the London interbank market; provided, however, that if one of the LIBOR Dealers does not quote a rate required to determine the LIBOR Rate, the LIBOR Rate will be determined on the basis of the quotation or quotations furnished by any Substitute LIBOR Dealer or Substitute LIBOR Dealers selected by the Trust to provide such rate or rates not being supplied by the LIBOR Dealer; provided further, that if the LIBOR Dealer and Substitute LIBOR Dealers are required but unable to determine a rate in accordance with at least one of the procedures provided above, LIBOR Rate shall be LIBOR Rate as determined on the previous Auction Date. If the number of Dividend Period days shall be (1) 7 or more but fewer than 21 days, such rate shall be the seven-day LIBOR rate; (2) more than 21 but fewer than 49 days, such rate shall be one-month LIBOR rate; (3) 49 or more but fewer than 77 days, such rate shall be the two-month LIBOR rate; (4) 77 or more but fewer than 112 days, such rate shall be the three-month LIBOR rate; (5) 112 or more but fewer than 140 days, such rate shall be the four-month LIBOR rate; (6) 140 or more but fewer than 168 days, such rate shall be the five-month LIBOR rate;
(7) 168 or more but fewer than 189 days, such rate shall be the six-month LIBOR rate; (8) 189 or more but fewer than 217 days, such rate shall be the seven-month LIBOR rate; (9) 217 or more but fewer than 252 days, such rate shall be the eight-month LIBOR rate; (10) 252 or more but fewer than 287 days, such rate shall be the nine-month LIBOR rate; (11) 287 or more but fewer than 315 days, such rate shall be the ten-month LIBOR rate; (12) 315 or more but fewer than 343 days, such rate shall be the eleven-month LIBOR rate; and (13) 343 or more but fewer than 365 days, such rate shall be the twelve-month LIBOR rate.

         "Liquidation Preference" shall, with respect to each share of Series B Preferred Shares, have the meaning set forth in paragraph 7(a) of Part I of this Statement of Preferences and shall, for the purposes of this Statement of Preferences, have a correlative meaning with respect to any other class or series of Preferred Shares.

         "London Business Day" means any day on which commercial banks are generally open for business in London.

         "Mandatory Redemption Date" has the meaning set forth in paragraph 3(a)(iii) of Part I of this Statement of Preferences.

         "Market Value" means the amount determined by the Trust with respect to specific Eligible Assets in accordance with valuation policies adopted from time to time by the Board of Trustees as being in compliance with the requirements of the 1940 Act.

                  Notwithstanding the foregoing, "Market Value" may, at the option of the Trust with respect to any of its assets, mean the amount determined with respect to specific Eligible Assets of the Trust in the manner set forth below:

                  (a) as to any common or preferred stock which is an Eligible Asset, (i) if the stock is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date,
(ii) if there was no such reported sales price, the price reported by a recognized pricing service or (iii) if there was no such pricing service report, the lower of two bid prices for such stock provided to the Administrator by two recognized securities dealers with minimum capitalizations of $25,000,000 (or otherwise approved for such purpose by Moody's and S&P), at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Trust by any such means by such Administrator, or, if two bid prices cannot be obtained, such Eligible Asset shall have a Market Value of zero;

                  (b) as to any U.S. Government Obligation, Short-Term Money Market Instrument (other than demand deposits, federal funds, bankers' acceptances and next Business Day repurchase agreements) and commercial paper, with a maturity of greater than 60 days, the product of (i) the principal amount (accreted principal to the extent such instrument accretes interest) of such instrument and (ii) the lower of the bid prices for the same kind of instruments having, as nearly as practicable, comparable interest rates and maturities provided by two recognized securities dealers having minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's and S&P) to the Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Trust by any such means by such Administrator, or, if two bid prices cannot be obtained, such Eligible Asset will have a Market Value of zero;

                  (c) as to cash, demand or time deposits, federal funds, bankers' acceptances and next Business Day repurchase agreements included in Short-Term Money Market Instruments, the face value thereof;

                  (d) as to any U.S. Government Obligation, Short-Term Money Market Instrument or commercial paper with a maturity of 60 days or fewer, amortized cost unless the Board of Trustees determines that such value does not constitute fair value; and

                  (e) as to any other evidence of indebtedness which is an Eligible Asset, (i) the product of (A) the unpaid principal balance of such indebtedness as of the Valuation Date and (B)(1) if such indebtedness is traded on a national securities exchange or quoted on the Nasdaq System, the last sales price reported on the Valuation Date or (2) if there was no reported sales price on the Valuation Date or if such indebtedness is not traded on a national securities exchange or quoted on the Nasdaq System, the lower of two bid prices for such indebtedness provided by two recognized dealers with a minimum capitalization of $25,000,000 (or otherwise approved for such purpose by Moody's and S&P) to the Administrator, at least one of which shall be provided in writing or by telecopy, telex, other electronic transcription, computer obtained quotation reducible to written form or similar means, and in turn provided to the Trust by any such means by such Administrator, plus (ii) accrued interest on such indebtedness.

         "Maximum Rate" means, on any day on which the Applicable Rate is determined, the greater of (as set forth in the table below) (i) the applicable percentage of the Reference Rate or (ii) the applicable spread plus the Reference Rate. The reference rate is the applicable LIBOR Rate (for a dividend period or a special dividend period of fewer than 364 days), or the applicable Treasury Index Rate (for a special dividend period of 364 days or more). The applicable percentage and applicable spread will be determined based on the lower of the credit ratings assigned to the Series B Preferred Shares by Moody's and S&P. If Moody's and S&P or both do not make such ratings available, the rate will be determined by reference to equivalent ratings issued by a substitute rating agency.

                                                    Applicable      Applicable
 Moody's Credit Rating     S&P Credit Rating        Percentage        Spread
 ---------------------     -----------------        ----------      ----------
          Aaa                     AAA                  125%          125 bps
       Aa3 to Aa1              AA- to AA+              150%          150 bps
        A3 to A1                A- to A+               200%          200 bps
      Baa3 to Baa1            BBB- to BBB+             250%          250 bps
       Below Baa3              Below BBB-              300%          300 bps

         "Monthly Valuation Date" means the last Valuation Date of each calendar month.

         "Moody's" means Moody's Investors Service, Inc. and its successors at law.

         "Moody's Discount Factor" means, with respect to a Moody's Eligible Asset specified below, the following applicable number:


                                                                                    Moody's
         Type of Moody's Eligible Asset*:                                      Discount Factor:
         ------------------------------                                        ---------------
         U.S. Treasury Securities with final maturities that are
                  less than or equal to 60 days.........................             1.00
         Demand or time deposits, certificates of deposit and
                  bankers' acceptances includible in Short Term
                  Money Market Instruments..............................             1.00
         Commercial paper rated P-1 by Moody's maturing in 30
                  days or less..........................................             1.00
         Commercial paper rated P-1 by Moody's maturing in
                  more than 30 days but in 270 days or less.............             1.15
         Commercial paper rated A-1+ by S&P maturing in 270
                  days or less..........................................             1.25
         Repurchase obligations includible in Short Term Money
                  Market Instruments if term is less than 30 days
                  and counterparty is rated at least A2.................             1.00
         Other repurchase obligations...................................        Discount Factor
                                                                                 applicable to
                                                                               underlying assets
         U.S. Common Stocks and Common Stocks of foreign issuers for which
                  ADR's are traded:
         Large Cap Stocks (Market Capitalization in excess of $10
         billion).......................................................             2.00
         Mid Cap Stocks (Market Capitalization in between $2
         billion and $10 billion)......................................             2.05
         Small Cap Stocks (Market Capitalization less than $2
         billion) ......................................................             2.20
         Common Stocks of foreign issuers (in
                  existence for at least five years) for
                  which no ADR's are traded.............................             4.00
         Convertible Preferred Stocks and Convertible Corporate Debt
                  Securities having a delta range of:
                           .8-.4 (investment grade).....................             1.92
                           .8-.4 (below investment grade)...............             2.26
                           1-.8 (investment grade)......................             1.95
                           1-.8 (below investment grade)................             2.29
         Convertible Preferred Stocks and Convertible Corporate
                  Debt Securities that are unrated......................             2.50
         Preferred stocks:
                           Auction rate preferred stocks 3.50 Other preferred
                           stock rated:
                                    Aaa.................................             1.50
                                    Aa..................................             1.55
                                    A...................................             1.60
                                    Baa.................................             1.65
                                    Ba..................................             1.96
                                    B...................................             2.16
                                    Less than B or not rated............             2.40
                           DRD preferred (investment grade).............             1.65
                           DRD Preferred (below investment grade).......             2.16

         U.S. Government Obligations (other than U.S. Treasury Securities
                  Strips set forth below) with remaining terms to maturity of:
                           1 year or less...............................             1.04
                           2 years or less..............................             1.09
                           3 years or less..............................             1.12
                           4 years or less..............................             1.15
                           5 years or less..............................             1.18
                           7 years of less..............................             1.21
                           10 years or less.............................             1.24
                           15 years or less.............................             1.25
                           20 years or less.............................             1.26
                           30 years or less.............................             1.26
         U.S. Treasury Securities Strips with remaining terms to maturity of:
                           1 year or less...............................             1.04
                           2 years or less..............................             1.10
                           3 years or less..............................             1.14
                           4 years or less..............................             1.18
                           5 years or less..............................             1.21
                           7 years or less..............................             1.27
                           10 years or less.............................             1.34
                           15 years or less.............................             1.45
                           20 years or less.............................             1.54
                           30 years or less.............................             1.66
         Corporate Debt:
         Convertible corporate debt having a delta range of .4-0, and non-convertible corporate debt, rated at least Aa1 with
                  remaining terms to maturity of:
                           1 year or less...............................             1.09
                           2 years or less..............................             1.15
                           3 years or less..............................             1.20
                           4 years or less..............................             1.26
                           5 years or less..............................             1.32
                           7 years or less..............................             1.39
                           10 years or less.............................             1.45
                           15 years or less.............................             1.50
                           20 years or less.............................             1.50
                           30 years or less.............................             1.50
                           Greater than 30 years .......................             1.65
         Convertible corporate debt having a delta range of .4-0, and non-convertible corporate debt, rated at least Aa3 with
                  remaining terms to maturity of:
                           1 year or less...............................             1.12
                           2 years of less..............................             1.18
                           3 years or less..............................             1.23
                           4 years or less..............................             1.29
                           5 years or less..............................             1.35
                           7 years or less..............................             1.43
                           10 years or less.............................             1.50
                           15 years or less.............................             1.55
                           20 years or less.............................             1.55
                           30 years or less.............................             1.55
                           Greater than 30 years........................             1.73
         Convertible corporate debt having a delta range of .4-0, and non-convertible corporate debt, rated at least A3 with
                  remaining terms to maturity of:
                           1 year or less...............................             1.15
                           2 years or less..............................             1.22
                           3 years or less..............................             1.27
                           4 years or less..............................             1.33
                           5 years or less..............................             1.39
                           7 years or less..............................             1.47
                           10 years or less.............................             1.55
                           15 years or less.............................             1.60
                           20 years or less.............................             1.60
                           30 years or less.............................             1.60
                           Greater than 30 years .......................             1.81
         Convertible corporate debt having a delta range of .4-0, and
                  Non-convertible corporate debt, rated at least Baa3 with
                  remaining terms of maturity of:
                           1 year or less...............................             1.18
                           2 years or less..............................             1.25
                           3 years or less..............................             1.31
                           4 years or less..............................             1.38
                           5 years or less..............................             1.44
                           7 years or less..............................             1.52
                           10 years or less.............................             1.60
                           15 years or less.............................             1.65
                           20 years or less.............................             1.65
                           30 years or less.............................             1.65
                           Greater than 30 years........................             1.89
         Convertible corporate debt having a delta range of .4-0, and
                  Non-convertible corporate debt, rated at least Ba3 with
                  remaining terms of maturity of:
                           1 year or less...............................             1.37
                           2 years or less..............................             1.46
                           3 years or less..............................             1.53
                           4 years or less..............................             1.61
                           5 years or less..............................             1.68
                           7 years or less..............................             1.79
                           10 years or less.............................             1.89
                           15 years or less.............................             1.96
                           20 years or less.............................             1.96
                           30 years or less.............................             1.96
                           Greater than 30 years........................             2.05
         Convertible corporate debt having a delta range of .4-0, and non-convertible corporate debt, rated at least B1 and B2
                  with remaining terms of maturity of:
                           1 year or less...............................             1.50
                           2 years or less..............................             1.60
                           3 years or less..............................             1.68
                           4 years or less..............................             1.76
                           5 years or less..............................             1.85
                           7 years or less..............................             1.97
                           10 years or less.............................             2.08
                           15 years or less.............................             2.16
                           20 years or less.............................             2.28
                           30 years or less.............................             2.29
                           Greater than 30 years .......................             2.40

______________________________

*        Discount Factors are for a 7-week exposure period; the Discount Factor applicable to Rule
         144A securities shall be increased by 20%.  Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Trust's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's
         Eligible Assets.  If a convertible corporate debt security is unrated by Moody's, S&P or Fitch, the Fund will use the percentage set forth under "NR" in this table.  Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value.  However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent.  Split rated securities assigned by
         S&P and Fitch will be accepted at the lower of the two ratings.


         "Moody's Eligible Assets" means:

         (a) cash (including, for this purpose, receivables for investments sold to a counterparty whose senior debt securities are rated at least Baa3 by Moody's or a counterparty approved by Moody's and payable within five Business Days following such Valuation Date and dividends and interest receivable within 49 days on investments);

         (b) Short-Term Money Market Instruments;

         (c) commercial paper that is not includible as a Short-Term Money Market Instrument having on the Valuation Date a rating from Moody's of at least P-1 and maturing within 270 days;

         (d) preferred stocks (i) which either (A) are issued by issuers whose senior debt securities are rated at least Baa1 by Moody's or (B) are rated at least Baa3 by Moody's or (C) in the event an issuer's senior debt securities or preferred stock is not rated by Moody's, which either (1) are issued by an issuer whose senior debt securities are rated at least A- by S&P or (2) are rated at least A- by S&P and for this purpose have been assigned a Moody's equivalent rating of at least Baa3, (ii) of issuers which have (or, in the case of issuers which are special purpose corporations, whose parent companies have) common stock listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System, (iii) which have a minimum issue size (when taken together with other of the issuer's issues of similar tenor) of $40,000,000, (iv) which have paid cash dividends consistently during the preceding three-year period (or, in the case of new issues without a dividend history, are rated at least A1 by Moody's or, if not rated by Moody's, are rated at least A+ by S&P), (v) which pay cumulative cash dividends in U.S. dollars, (vi) which are not convertible into any other class of stock and do not have warrants attached, (vii) which are not issued by issuers in the transportation industry and (viii) in the case of auction rate preferred stocks, which are rated at least Aa3 by Moody's, or if not rated by Moody's, AA- by S&P, AA- by Fitch or are otherwise approved in writing by Moody's and have never had a failed auction; provided, however, that for this purpose the aggregate Market Value of the Company's holdings of any single issue of auction rate preferred stock shall not be more than 1% of the Corporation's total assets.

         (e) common stocks (i) (A) which are traded on a nationally recognized stock exchange or in the over-the-counter market, (B) if cash dividend paying, pay cash dividends in U.S. dollars and (C) which may be sold without restriction by the Corporation; provided, however, that (y) common stock which, while a Moody's Eligible Asset owned by the Corporation, ceases paying any regular cash dividend will no longer be considered a Moody's Eligible Asset until 71 days after the date of the announcement of such cessation, unless the issuer of the common stock has senior debt securities rated at least A3 by Moody's and (z) the aggregate Market Value of the Corporation's holdings of the common stock of any issuer in excess of 4% in the case of utility common stock and 6% in the case of non-utility common stock of the aggregate Market Value of the Corporation's holdings shall not be Moody's Eligible Assets, (ii) which are securities denominated in any currency other than the U.S. dollar or securities of issuers formed under the laws of jurisdictions other than the United States, its states and the District of Columbia for which there are ADRs or their equivalents which are traded in the United States on exchanges or over-the-counter and are issued by banks formed under the laws of the United States, its states or the District of Columbia or
(iii) which are securities of issuers formed under the laws of jurisdictions other than the United States (and in existence for at least five years) for which no ADRs are traded; provided, however, that the aggregate Market Value of the Corporation's holdings of securities denominated in currencies other than the U.S. dollar and ADRs in excess of (A) 6% of the aggregate Market Value of the Outstanding shares of common stock of such issuer thereof or (B) in excess of 10% of the Market Value of the Corporation's Moody's Eligible Assets with respect to issuers formed under the laws of any single such non-U.S. jurisdiction other than Australia, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Spain, Sweden, Switzerland and the United Kingdom, shall not be a Moody's Eligible Asset;

         (f) ADR securities, based on the following guidelines: (i) Sponsored ADR program or (ii) Level II or Level III ADRs. Private placement Rule 144A ADRs are not eligible for collateral consideration. Global GDR programs will be evaluated on a case by case basis;

         (g) U.S. Government Obligations;

         (h) corporate evidences of indebtedness (i) which may be sold without restriction by the Corporation which are rated at least B3 (Caa subordinate) by Moody's (or, in the event the security is not rated by Moody's, the security is rated at least B- by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), with such rating confirmed on each Valuation Date, (ii) which have a minimum issue size of at least (A) $100,000,000 if rated at least Baa3 or (B) $50,000,000 if rated B or Ba3, (iii) which are not convertible or exchangeable into equity of the issuing corporation and have a maturity of not more than 30 years and (iv) for which, if rated below Baa3 or not rated, the aggregate Market Value of the Company's holdings do not exceed 10% of the aggregate Market Value of any individual issue of corporate evidences of indebtedness calculated at the time of original issuance; and

         (i) convertible corporate evidences of indebtedness (i) which are issued by issuers whose senior debt securities are rated at least B2 by Moody's (or, in the event an issuer's senior debt securities are not rated by Moody's, which are issued by issuers whose senior debt securities are rated at least B by S&P and which for this purpose is assigned a Moody's equivalent rating of one full rating category lower), (ii) which are convertible into common stocks which are traded on the New York Stock Exchange or the American Stock Exchange or are quoted on the Nasdaq National Market System and (iii) which, if cash dividend paying, pay cash dividends in U.S. dollars; provided, however, that once convertible corporate evidences of indebtedness have been converted into common stock, the common stock issued upon conversion must satisfy the criteria set forth in clause (e) above and other relevant criteria set forth in this definition in order to be a Moody's Eligible Asset; provided, however, that the Corporation's investments in auction rate preferred stocks described in clause (d) above shall be included in Moody's Eligible Assets only to the extent that the aggregate Market Value of such stocks does not exceed 10% of the aggregate Market Value of all of the Corporation's investments meeting the criteria set forth in clauses (a) through (g) above less the aggregate Market Value of those investments excluded from Moody's Eligible Assets pursuant to the paragraph appearing after clause (i) below; and

         (j) no assets which are subject to any lien or irrevocably deposited by the Corporation for the payment of amounts needed to meet the obligations described in clauses (a)(i) through (a)(iv) of the definition of "Basic Maintenance Amount" may be includible in Moody's Eligible Assets.

     Notwithstanding anything to the contrary in the preceding clauses
(a)-(j), the Corporation's investment in preferred stock, common stock, corporate evidences of indebtedness and convertible corporate evidences of indebtedness shall not be treated as Moody's Eligible Assets except to the extent they satisfy the following diversification requirements (utilizing Moody's Industry and Sub-industry Categories) with respect to the Market Value of the Corporation's holdings:

Issuer:


                                                     Non-Utility                     Utility
                                                    Maximum Single                Maximum Single
Moody's Rating(1)(2)                                 Issuer(3)(4)                  Issuer(3)(4)
--------------                                       ------------                  ------------

Aaa                                                     100%                          100%
Aa                                                       20%                           20%
A                                                        10%                           10%
CS/CB, Baa(5)                                             6%                            4%
Ba                                                        4%                            4%
B1/B2                                                     3%                            3%
B3 or lower                                               2%                            2%


Industry and State:


                                                                  Utility
                                        Non-Utility                Maximum                  Utility
                                       Maximum Single             Single Sub-             Maximum Single
Moody's Rating(1)                       Industry(3)             Industry(3)(6)               State(3)
-----------------                       -----------             --------------               --------
Aaa                                        100%                      100%                     100%
Aa                                          60%                       60%                      20%
A                                           40%                       50%                      10%(7)
CS/CB, Baa(5)                               20%                       50%                       7%(7)
Ba                                          12%                       12%                       0%
B1/B2                                        8%                        8%                       0%
B3 or lower                                  5%                        5%                       0%

______________

(1) Unless conclusions regarding liquidity risk as well as estimates of both the probability and severity of default for the Corporation's assets can be derived from other sources, securities rated below B by Moody's and unrated securities, which are securities rated by neither Moody's, S&P nor Fitch, are limited to 10% of Moody's Eligible Assets. If a corporate, municipal or other debt security is unrated by Moody's, S&P or Fitch, the Corporation will use the percentage set forth under "B3 or lower" in this table. Ratings assigned by S&P or Fitch are generally accepted by Moody's at face value. However, adjustments to face value may be made to particular categories of credits for which the S&P and/or Fitch rating does not seem to approximate a Moody's rating equivalent

(2) Corporate evidences of indebtedness from issues ranging $50,000,000 to $100,000,000 are limited to 20% of Moody's Eligible Assets.

(3) The referenced percentages represent maximum cumulative totals only for the related Moody's rating category and each lower Moody's rating category.

(4) Issuers subject to common ownership of 25% or more are considered as one name.

(5) CS/CB refers to common stock and convertible corporate evidences of indebtedness, which are diversified independently from the rating level.

(6) In the case of utility common stock, utility preferred stock, utility evidences of indebtedness and utility convertible evidences of indebtedness, the definition of industry refers to sub-industries (electric, water, hydro power, gas, diversified). Investments in other sub-industries are eligible only to the extent that the combined sum represents a percentage position of the Moody's Eligible Assets less than or equal to the percentage limits in the diversification tables above.

(7) Such percentage shall be 15% in the case of utilities regulated by California, New York and Texas.

"Moody's Hedging Transactions" means for so long as any Preferred Shares are rated by Moody's, the Fund may buy or sell financial futures contracts, write, purchase or sell call options on financial futures contracts or purchase put options on financial futures contracts or write call options on portfolio securities, swaps and securities lending unless it receives written confirmation from Moody's that engaging in such transactions would impair the ratings then assigned to the Preferred Shares by Moody's, (collectively "Moody's Hedging Transactions"), subject to the following limitations:

         (i) Future and call options: For purposes of the Preferred Shares Basic Maintenance Amount, futures held by the Fund and call options sold by the Fund shall not be included as Moody's Eligible Assets. However, such assets shall be valued at Market Value by subtracting the good faith margin and the maximum daily trading variance as of a Valuation Date. For call options purchased by the Fund, the Market Value of the call option will be included as Moody's Eligible Asset subject to a Moody's Discount Factor mutually agreed to between the Fund and Moody's based on the characteristics of the option contract such as its maturity and the underlying security of the contract.

         (ii) Securities lending: The Fund may engage in securities lending in an amount not to exceed 10% of the Fund's total gross assets (provided term and conditions of the securities lending program are disclosed in advance to Moody's, if Moody's is rating the preferred shares). For purposes of calculating the Preferred Shares Basic Maintenance Amount, such securities lent shall be included as Moody's Eligible Assets with the appropriate Moody's Discount Factor applied to such lent security. The obligation to return such collateral shall not be included as an obligation/liability for purposes of calculating the Basic Maintenance Amount. However, the Fund may reinvest cash collateral for securities lent in conformity with its investment objectives and policies and the provisions of these bylaws. In such event, to the extent that securities lending collateral received is invested by the Fund in assets that otherwise would be Moody's Eligible Assets and the value of such assets exceeds the amount of the Fund's Moody's Eligible Assets by applying the applicable Moody's Discount Factor to this amount and adding the product to total Moody's Eligible Assets. Conversely, if the value of assets in which securities lending collateral has been invested is less then the amount of the Fund's obligation to return the collateral on a Valuation Date, such difference shall be included as an obligation/liability of the Fund for purposes of calculating the Basic Maintenance Amount. Collateral received by the Fund in a securities lending transaction and maintained by the Fund in the form received shall not be included as a Moody's Eligible Asset for purposes of calculating the Basic Maintenance Amount.

         (iii) Swaps (including Total Return Swaps and Interest Rate Swaps):
         Total return and Interest Rate Swaps are subject to the following provisions:

                  (A) Only the cumulative unsettled profit and loss from a Total Return Swap transaction will be calculated when determining the Basic Maintenance Amount. If the Fund has an outstanding gain from a swap transaction on a Valuation Date, the gain will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor on the counterparty to the swap transaction. If the Fund has an outstanding liability from a swap transaction on a Valuation Date, the Fund will subtract the outstanding liability from the total Moody's Eligible Assets in calculating the Basic Maintenance Amount.

                  In addition, for swaps other than Total Return Swaps, the Market Value of the position (positive or negative) will be included as a Moody's Eligible Asset. The aggregate notional value of all swaps will not exceed the Liquidation Preference of the Outstanding Preferred Shares. At the time a swap is executed, the Fund will only enter into swap transactions where the counterparty has at least a Fitch rating of A- or Moody's long-term rating of A3.

                  (B) (1) The underlying securities subject to a Credit Default Swap sold by the Fund will be subject to the applicable Moody's Discount Factor for each security subject to the swap;

                  (2) If the Fund purchases a Credit Default Swap and holds the underlying security, the Market Value of the Credit Default Swap and the underlying security will be included as a Moody's Eligible Asset subject to the Moody's Discount Factor assessed based on the counterparty risk and the duration of the swap agreement; and

     If not otherwise provided for in (a)(i)-(iii) above, derivative instruments shall be treated as follows: Any derivative instruments will be valued pursuant to the Fund's valuation procedures on a Valuation Date. The amount of the net payment obligation and the cost of a closing transaction, as appropriate, on any derivative instrument on a Valuation Date will be counted as a liability for purposes of determining the Basic Maintenance Amount (e.g,, a written call option that is in the money for the holder). Any derivative instrument with respect to which the Fund is owed payment on the Valuation Date that is not based upon an individual security or securities that are Moody's Eligible Assets will have a mutually agreed upon valuation by Moody's and the Fund for purposes of determining Moody's Eligible Assets. Any derivative instrument with respect to which the Fund is owed payment on the valuation date that is based upon an individual security or securities that are Moody's Eligible Assets (e.g., a purchased call option on a bond that is in the money) will be valued as follows for purposes of determining Moody's Eligible Assets: (A) For such derivative instruments that are exchange traded, the value of the in-the-money amount of the payment obligation to the Fund will be reduced by applying the Moody's Discount Factor (as it would apply to the underlying security or securities) and then added to Moody's Eligible Assets; and (B) for such derivative instruments that are not exchange traded, the value of the in-the-money amount of the payment obligation to the Fund will be (1) reduced as described in (A) and (B) further reduced by applying to the remaining amount the Moody's Discount Factor determined by reference to the credit rating of the derivative counterparty with the remaining amount after these reductions then added to Moody's Eligible Assets.

For purposes of determining whether the Fund has Moody's Eligible Assets with an aggregate Discounted Value that equals or exceeds the Basic Maintenance Amount, the Discounted Value of all Forward Commitments to which the Fund is a party and of all securities deliverable to the Fund pursuant to such Forward Commitments shall be zero.

"Moody's Hedging Transactions" means purchases or sales of exchange-traded financial futures contracts based on any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded put options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, and purchases, writings or sales of exchange-traded call options on such financial futures contracts, any index approved by Moody's or Treasury Bonds, subject to the following limitations:

         (a) the Trust will not engage in any Moody's Hedging Transaction based on any index approved by Moody's (other than Closing Transactions) that would cause the Trust at the time of such transaction to own or have sold:

                   (i) outstanding financial futures contracts based on such index exceeding in number 10% of the average number of daily traded financial futures contracts based on such index in the 30 days preceding the time of effecting such transaction as reported by The Wall Street Journal; or

                  (ii) outstanding financial futures contracts based on any index approved by Moody's having a Market Value exceeding 50% of the Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust;

         (b) The Trust will not engage in any Moody's Hedging Transaction based on Treasury Bonds (other than Closing Transactions) that would cause the Trust at the time of such transaction to own or have sold:

                  (i) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 20% of the aggregate Market Value of Moody's Eligible Assets owned by the Trust and rated Aa by Moody's (or, if not rated by Moody's but rated by S&P, rated AAA by S&P); or

                  (ii) outstanding financial futures contracts based on Treasury Bonds with such contracts having an aggregate Market Value exceeding 50% of the aggregate Market Value of all portfolio securities of the Trust constituting Moody's Eligible Assets owned by the Trust (other than Moody's Eligible Assets already subject to a Moody's Hedging Transaction) and rated Baa or A by Moody's (or, if not rated by Moody's but rated by S&P, rated A or AA by S&P);

         (c) The Trust will engage in Closing Transactions to close out any outstanding financial futures contract based on any index approved by Moody's if the amount of open interest in such index as reported by The Wall Street Journal is less than an amount to be mutually determined by Moody's and the Trust;

         (d) The Trust will engage in a Closing Transaction to close out any outstanding financial futures contract by no later than the fifth Business Day of the month in which such contract expires and will engage in a Closing Transaction to close out any outstanding option on a financial futures contract by no later than the first Business Day of the month in which such option expires;

         (e) The Trust will engage in Moody's Hedging Transactions only with respect to financial futures contracts or options thereon having the next settlement date or the settlement date immediately thereafter;

         (f) The Trust (i) will not engage in options and futures transactions for leveraging or speculative purposes, except that an option or futures transaction shall not for these purposes be considered a leveraged position or speculative and (ii) will not write any call options or sell any financial futures contracts for the purpose of hedging the anticipated purchase of an asset prior to completion of such purchase; and

         (g) The Trust will not enter into an option or futures transaction unless, after giving effect thereto, the Trust would continue to have Moody's Eligible Assets with an aggregate Discounted Value equal to or greater than the Basic Maintenance Amount.

     "Moody's Industry Classifications" means, for the purposes of determining Moody's Eligible Assets, each of the following industry classifications (or such other classifications as Moody's may from time to time approve for application to the Series B Preferred Shares).

         1. Aerospace and Defense: Major Contractor, Subsystems, Research, Aircraft Manufacturing, Arms, Ammunition.

         2. Automobile: Automobile Equipment, Auto-Manufacturing, Auto Parts Manufacturing, Personal Use Trailers, Motor Homes, Dealers.

         3. Banking: Bank Holding, Savings and Loans, Consumer Credit, Small Loan, Agency, Factoring, Receivables.

         4. Beverage, Food and Tobacco: Beer and Ale, Distillers, Wines and Liquors, Distributors, Soft Drink Syrup, Bottlers, Bakery, Mill Sugar, Canned Foods, Corn Refiners, Dairy Products, Meat Products, Poultry Products, Snacks, Packaged Foods, Distributors, Candy, Gum, Seafood, Frozen Food, Cigarettes, Cigars, Leaf/Snuff, Vegetable Oil.

         5. Buildings and Real Estate: Brick, Cement, Climate Controls, Contracting, Engineering, Construction, Hardware, Forest Products (building-related only), Plumbing, Roofing, Wallboard, Real Estate, Real Estate Development, REITs, Land Development.

         6.       Chemicals, Plastics and Rubber: Chemicals
                  (non-agricultural), Industrial Gases, Sulphur, Plastics, Plastic Products, Abrasives, Coatings, Paints, Varnish, Fabricating Containers.

         7.       Packaging and Glass: Glass, Fiberglass, Containers made of:
                  Glass, Metal, Paper, Plastic, Wood or Fiberglass.

         8.       Personal and Non-Durable Consumer Products (Manufacturing
                  Only): Soaps, Perfumes, Cosmetics, Toiletries, Cleaning Supplies, School Supplies.

         9.       Diversified/Conglomerate Manufacturing.

         10.      Diversified/Conglomerate Service.

         11.      Diversified Natural Resources, Precious Metals and Minerals:
                  Fabricating, Distribution.

         12. Ecological: Pollution Control, Waste Removal, Waste Treatment and Waste Disposal.

         13. Electronics: Computer Hardware, Electric Equipment, Components, Controllers, Motors, Household Appliances, Information Service Communication Systems, Radios, TVs, Tape Machines, Speakers, Printers, Drivers, Technology.

         14.      Finance: Investment Brokerage, Leasing, Syndication,
                  Securities.

         15. Farming and Agriculture: Livestock, Grains, Produce, Agriculture Chemicals, Agricultural Equipment, Fertilizers.

         16.      Grocery: Grocery Stores, Convenience Food Stores.

         17. Healthcare, Education and Childcare: Ethical Drugs, Proprietary Drugs, Research, Health Care Centers, Nursing Homes, HMOs, Hospitals, Hospital Supplies, Medical Equipment.

         18. Home and Office Furnishings, Housewares, and Durable Consumer Products: Carpets, Floor Coverings, Furniture, Cooking, Ranges.

         19.      Hotels, Motels, Inns and Gaming.

         20.      Insurance: Life, Property and Casualty, Broker, Agent,
                  Surety.

         21. Leisure, Amusement, Motion Pictures, Entertainment: Boating, Bowling, Billiards, Musical Instruments, Fishing, Photo Equipment, Records, Tapes, Sports, Outdoor Equipment (Camping), Tourism, Resorts, Games, Toy Manufacturing, Motion Picture Production Theaters, Motion Picture Distribution.

         22.      Machinery (Non-Agricultural, Non-Construction,
                  Non-Electronic): Industrial, Machine Tools, Steam
                  Generators.

         23. Mining, Steel, Iron and Non-Precious Metals: Coal, Copper, Lead, Uranium, Zinc, Aluminum, Stainless Steel, Integrated Steel, Ore Production, Refractories, Steel Mill Machinery, Mini-Mills, Fabricating, Distribution and Sales of the foregoing.

         24. Oil and Gas: Crude Producer, Retailer, Well Supply, Service and Drilling.

         25. Printing, Publishing, and Broadcasting: Graphic Arts, Paper, Paper Products, Business Forms, Magazines, Books, Periodicals, Newspapers, Textbooks, Radio, T.V., Cable Broadcasting Equipment.

         26. Cargo Transport: Rail, Shipping, Railroads, Rail-car Builders, Ship Builders, Containers, Container Builders, Parts, Overnight Mail, Trucking, Truck Manufacturing, Trailer Manufacturing, Air Cargo, Transport.

         27. Retail Stores: Apparel, Toy, Variety, Drugs, Department, Mail Order Catalog, Showroom.

         28. Telecommunications: Local, Long Distance, Independent, Telephone, Telegraph, Satellite, Equipment, Research, Cellular.

         29. Textiles and Leather: Producer, Synthetic Fiber, Apparel Manufacturer, Leather Shoes.

         30.      Personal Transportation: Air, Bus, Rail, Car Rental.

         31.      Utilities: Electric, Water, Hydro Power, Gas.

         32. Diversified Sovereigns: Semi-sovereigns, Canadian Provinces, Supra- national Agencies.

         The Trust will use SIC codes in determining which industry classification is applicable to a particular investment in consultation with the Independent Accountant and Moody's, to the extent the Trust considers necessary.

     "1933 Act" means the Securities Act of 1933, as amended, or any successor statute.

     "1940 Act" means the Investment Company Act of 1940, as amended, or any successor statute.

     "Non-Call Period" means a period determined by the Board of Trustees after consultation with the Broker-Dealers, during which the Series B Preferred Shares subject to such period is not subject to redemption at the option of the Trust but only to mandatory redemption.

     "Notice of Redemption" means any notice with respect to the redemption of Series B Preferred Shares pursuant to paragraph 3 of Part I of this Statement of Preferences.

     "Other Rating Agency" means any rating agency other than Moody's or S&P then providing a rating for the Series B Preferred Shares at the request of the Trust.

     "Other Rating Agency Eligible Assets" means assets of the Trust designated by any Other Rating Agency as eligible for inclusion in calculating the discounted value of the Trust's assets in connection with such Other Rating Agency's rating of the Series B Preferred Shares.

     "Outstanding" means, as of any date, Preferred Shares theretofore issued by the Trust except:

         (a) any such Preferred Share theretofore cancelled by the Trust or delivered to the Trust for cancellation;

         (b) any such Preferred Share other than an auction market Preferred Share as to which a notice of redemption shall have been given and for whose payment at the redemption thereof Deposit Assets in the necessary amount are held by the Trust in trust for, or have been irrevocably deposited with the relevant disbursing agent for payment to, the holder of such share pursuant to the Statement of Preferences with respect thereto;

         (c) in the case of an auction market Preferred Share, including the Series B Preferred Shares, any such shares theretofore delivered to the applicable auction agent for cancellation or with respect to which the Trust has given notice of redemption and irrevocably deposited with the applicable paying agent sufficient funds to redeem such shares; and

         (d) any such Preferred Share in exchange for or in lieu of which other shares have been issued and delivered.

         Notwithstanding the foregoing, (i) for purposes of voting rights (including the determination of the number of shares required to constitute a quorum), any Preferred Shares as to which any subsidiary of the Trust is the holder or Existing Holder, as applicable, will be disregarded and deemed not Outstanding and (ii) in connection with any auction, any auction market Preferred Shares as to which any Person known to the auction agent to be a subsidiary of the Trust is the holder or Existing Holder, as applicable, will be disregarded and not deemed Outstanding.

     "Paying Agent" means The Bank of New York unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as paying agent, which paying agent may be the same as the Auction Agent and, with respect to any other class or series of Preferred Shares, the Person appointed by the Trust as dividend-disbursing or paying agent with respect to such class or series.

     "Person" means and includes an individual, a partnership, the Trust, a trust, a corporation, a limited liability company, an unincorporated association, a joint venture or other entity or a government or any agency or political subdivision thereof.

     "Preferred Shares" means the preferred shares, par value $.001 per share, of the Trust, and includes the Series B Preferred Shares.

     "Premium Call Period" means a period consisting of a number of whole years as determined by the Board of Trustees after consultation with the Broker-Dealers, during each year of which the shares subject to such Special Dividend Period will be redeemable at the Trust's option at a price per share equal to the Liquidation Preference plus accumulated but unpaid dividends (whether or not earned or declared) plus a premium expressed as a percentage or percentages of the Liquidation Preference or expressed as a formula using specified variables as determined by the Board of Trustees after consultation with the Broker-Dealers.

     "Pricing Service" means any of the following: Bloomberg Financial Service, Bridge Information Services, Data Resources Inc., FT Interactive, International Securities Market Association, Merrill Lynch Securities Pricing Service, Muller Data Corp., Reuters, S&P/J.J. Kenny, Telerate, Trepp Pricing and Wood Gundy.

     "Quarterly Valuation Date" means the last Business Day of each March, June, September and December of each year.

     "Rating Agency" means Moody's and S&P as long as such rating agency is then rating the Series B Preferred Shares at the Trust's request or any other rating agency then rating the Series B Preferred Shares at the Trust's request.

     "Redemption Date" has the meaning set forth in paragraph 3(e) of Part I of this Statement of Preferences.

     "Redemption Default" has the meaning set forth in paragraph 3(e) of Part I of this Statement of Preferences.

     "Redemption Price" shall mean, (a) with respect to a Dividend Period that is not a Premium Call Period, the Liquidation Preference plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the Redemption Date, or, (b) with respect to a Dividend Period that is a Premium Call Period, the Liquidation Preference plus an amount equal to accumulated but unpaid dividends thereon (whether or not earned or declared) to the Redemption Date plus a redemption premium, if any, determined by the Board of Trustees after consultation with the Broker-Dealers and set forth in the notice describing any applicable Specific Redemption Provisions. For the purposes of this Statement of Preferences, "Redemption Price" shall have a correlative meaning with respect to any other class or series of Preferred Shares.

     "Reference Banks" means four major banks in the London interbank market selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated or its affiliates or successors or such other party as the Trust may from time to time appoint.

     "Reference Rate" means, with respect to the determination of the Default Rate, the applicable LIBOR Rate for a Dividend Period of 364 days or fewer or the applicable Treasury Index Rate for a Dividend Period of longer than 364 days and, with respect to the determination of the Maximum Rate, the LIBOR Rate or the Treasury Index Rate, as appropriate.

     "Registrar" means The Bank of New York, unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as registrar.

     "S&P" means Standard & Poor's Ratings Services, or its successors at law.

     "S&P Discount Factor" means, with respect to a S&P Eligible Asset specified below, the following applicable number:


              Asset Class Obligor               Overcollateralization
                 (Collateral)                        Factors (1)
Public Equity Small-Cap                                 217.4%
Public Equity Mid-Cap                                   186.6%
Public Equity Large-Cap                                 167.6%
Convertible Securities                                  150.9%
Fixed Rate Preferred                                   245.00%
Adjustable Rate Preferred                              216.75%
Taxable Preferred (non-DRD)                            164.00%
DRD Eligible Preferred Stock with a senior               245%
or preferred stock rating of at least BBB-
REIT and Non-DRD eligible Preferred Stock                164%
with a senior or preferred stock rating of at
least BBB-
DRD Eligible Preferred Stock with a senior               250%
or preferred stock rating below BBB-
REIT and non-DRD Eligible Preferred Stock                169%
with a senior or preferred stock rating below
BBB-
Un-rated DRD Eligible Preferred Stock                    255%
Un-rated Non-DRD Eligible and un-rated                   174%
REIT Preferred Stock
Convertible bonds rated AAA                            150.90%
Convertible bonds rated AA                             157.58%
Convertible bonds rated A                              164.25%
Convertible bonds rated BBB                            170.92%
Convertible bonds rated BB                             177.60%
Convertible bonds rated B                              184.27%
Convertible bonds rated CCC                            190.94%
U.S. Short-Term Money Market Investments                 104%
with maturities of 180 days or less
U.S. Short-Term Money Market Investments                 113%
with maturities of between 181 and 360 days
U.S. Government Obligations                            102.23%
(52 week Treasury Bills)
U.S. Government Obligations                            104.23%
(Two-Year Treasury Notes)
U.S. Government Obligations                            110.27%
(Five-Year Treasury Notes)
U.S. Government Obligations                            117.23%
(Ten-Year Treasury Notes)
U.S. Government Obligations                            130.38%
(Thirty-Year Treasury Bonds)
Agency Mortgage Collateral (Fixed 15-Year)               132%
Agency Mortgage Collateral (Fixed 30-Year)               135%
Agency Mortgage Collateral (ARM 1/1)                     124%
Agency Mortgage Collateral (ARM 3/1)                     125%
Agency Mortgage Collateral (ARM 5/1)                     125%
Agency Mortgage Collateral (ARM 10/1)                    125%
Mortgage Pass-Through Fixed (15 Year)                    134%
Mortgage Pass-Through Fixed (30 Year)                    137%
Corporate Bonds rated at least AAA                       110%
Corporate Bonds rated at least AA+                       111%
Corporate Bonds rated at least AA                        113%
Corporate Bonds rated at least AA-                       115%
Corporate Bonds rated at least A+                        116%
Corporate Bonds rated at least A                         117%
Corporate Bonds rated at least A-                        118%
Corporate Bonds rated at least BBB+                      120%
Corporate Bonds rated at least BBB                       122%
Corporate Bonds rated at least BBB-                      124%
Corporate Bonds rated at least BB+                       129%
Corporate Bonds rated at least BB                        135%
Corporate Bonds rated at least BB-                       142%
Corporate Bonds rated at least B+                        156%
Corporate Bonds rated at least B                         169%
Corporate Bonds rated at least B-                        184%
Corporate Bonds rated at least CCC+                      202%
Corporate Bonds rated at least CCC                       252%
Corporate Bonds rated at least CCC-                      350%
Master Limited Partnerships                              625%
Cash and Other Deposit Securities with                   100%
Maturities of 30 days or less

______________
         (1) For an S&P rating of AAA.

     "S&P Eligible Assets" means:

         (a) Deposit Assets; and

         (b) common stocks that satisfy all of the following conditions:

                  (i) such common stock (including the common stock of any predecessor or constituent issuer) has been traded on a recognized national securities exchange or quoted on the National Market System (or any equivalent or successor thereto) of Nasdaq for at least 450 days,

                  (ii) the Market Capitalization of such issuer of common stock exceeds $100 million,

                  (iii) the issuer of such common stock is not an entity that is treated as a partnership for federal income tax purposes,

                  (iv) if such issuer is organized under the laws of any jurisdiction other than the United States, any state thereof, any possession or territory thereof or the District of Columbia, the common stock of such issuer held by the Corporation is traded on a recognized national securities exchange or quoted on the National Market System of Nasdaq either directly or in the form of depository receipts and

                  (v) if such issuer is registered as an investment company under the 1940 Act, such issuer does not invest more than 25% of the value of its gross assets in securities that are not S&P Eligible Assets by reason of clause (iv) above;

         provided, however, that the Corporation's holdings of the common stock of any single issuer that satisfies the conditions set forth in clauses (i) through (v) above shall be included in S&P Eligible Assets only to the extent that:

                  (1) such holdings may be sold publicly by the Corporation at any time without registration,

                  (2) to the extent remaining eligible after the operation of item (1) above, such holdings do not exceed a number of shares representing the average weekly trading volume of such common stock during the preceding 30 day period, and

                  (3) to the extent remaining eligible after the operation of items (1) and (2) above, the aggregate Market Value of such holdings, when added to the aggregate Market Value of the Corporation's holdings of all other similarly eligible shares of common stock of issuers in the same Industry Classification, does not exceed 10% of the aggregate Market Value of the Corporation's S&P Eligible Assets.

         (c) Preferred Stocks, on such basis as S&P may determine in response to a request from the Corporation.

Notwithstanding the foregoing, an asset will not be considered an S&P Eligible Asset if it is held in a margin account, is subject to any material lien, mortgage, pledge, security interest or security agreement of any kind or has been deposited irrevocably for the payment of dividends, redemption payments or any other payment or obligation under the Corporation's Articles Supplementary.

     "S&P Hedging Transactions" has the meaning set forth in paragraph 11(b)(i) of Part I of this Statement of Preferences.

     "Securities Depository" means The Depository Trust Company and its successors and assigns or any successor securities depository selected by the Trust that agrees to follow the procedures required to be followed by such securities depository in connection with the Series B Preferred Shares.

     "Series B Asset Coverage Cure Date" means, with respect to the failure by the Trust to maintain Asset Coverage (as required by paragraph 9(a)(i)(A) of Part I of this Statement of Preferences) as of an applicable Quarterly Valuation Date, 10 Business Days following such Quarterly Valuation Date, and shall, for the purposes of this Statement of Preferences, have a correlative meaning with respect to any other class or series of Preferred Shares.

     "Series B Preferred Shares" means the Trust's Series B Auction Market Preferred Shares, par value $.001 per share, liquidation preference $25,000 per share.

     "Short-Term Money Market Instruments" means the following types of instruments if, on the date of purchase or other acquisition thereof by the Trust, the remaining term to maturity thereof is not in excess of 180 days:

                          (i)       commercial paper rated A-1 if such
                                    commercial paper matures in 30 days, or
                                    A-1+ if such commercial paper matures in over 30 days;

                          (ii)      AAAm rated money market funds;

                          (iii) demand or time deposits in, and banker's acceptances and certificates of deposit of
                                    (A) a depository institution or trust
                                    company incorporated under the laws of the United States of America or any state thereof or the District of Columbia (B) a United States branch office or agency of a foreign depository institution (provided that such branch office or agency is subject to banking regulation under the laws of the United States, any state thereof or the District of Columbia), or
                                    (C) A-1+ rated institutions;

                          (iv)      overnight funds; and

                          (v)       U.S. Government Obligations.

         "Special Dividend Period" means a Dividend Period that is not a Standard Dividend Period.

         "Specific Redemption Provisions" means, with respect to any Special Dividend Period of more than one year, either, or any combination of (i) a Non-Call Period and (ii) a Premium Call Period.

         "Standard Dividend Period" means a Dividend Period of seven days, subject to increase or decrease to the extent necessary for the next Auction Date and Dividend Payment Date to each be Business Days.

         "Submission Deadline" means 1:30 p.m., New York City time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time.

         "Transfer Agent" means The Bank of New York, unless and until another entity appointed by a resolution of the Board of Trustees enters into an agreement with the Trust to serve as transfer agent.

         "Treasury Index Rate" means the average yield to maturity for actively traded marketable U.S. Treasury fixed interest rate securities having the same number of 30-day periods to maturity as the length of the applicable Dividend Period, determined, to the extent necessary, by linear interpolation based upon the yield for such securities having the next shorter and next longer number of 30-day periods to maturity treating all Dividend Periods with a length greater than the longest maturity for such securities as having a length equal to such longest maturity, in all cases based upon data set forth in the most recent weekly statistical release published by the Board of Governors of the Federal Reserve System (currently in H.15 (519)); provided, however, if the most recent such statistical release shall not have been published during the 15 days preceding the date of computation, the foregoing computations shall be based upon the average of comparable data as quoted to the Trust by at least three recognized dealers in U.S. Government Obligations selected by the Trust.

         "Trust" means The Gabelli Dividend & Income Trust, a Delaware statutory trust.

         "U.S. Government Obligations" means direct obligations of the United States or by its agencies or instrumentalities that are entitled to the full faith and credit of the United States and that, other than United States Treasury Bills, provide for the periodic payment of interest and the full payment of principal at maturity or call for redemption.

         "Valuation Date" means the last Business Day of each week, or such other date as the Trust and Rating Agencies may agree to for purposes of determining the Basic Maintenance Amount.

         "Voting Period" has the meaning set forth in paragraph 6(b) of Part I of this Statement of Preferences.

14.      Interpretation.

         References to sections, subsections, clauses, sub-clauses, paragraphs and subparagraphs that do not reference a specific Part of this Statement of Preferences or another document shall refer to the Part of this Statement of Preferences in which the reference occurs, unless the context otherwise requires.

                          Part II: Auction Procedures

1. Certain Definitions. Unless the context or use indicates another or different meaning or intent, each of the following terms when used in this Statement of Preferences shall have the meaning ascribed to it below, whether such term is used in the singular or plural and regardless of tense:

         "Agent Member" means a member of or participant in the Securities Depository that will act on behalf of a Bidder.

         "Available Preferred Shares" has the meaning set forth in paragraph 4(a)(i) of Part II of this Statement of Preferences.

         "Bid" has the meaning set forth in paragraph 2(a)(ii) of Part II of this Statement of Preferences.

         "Existing Holder" means (a) a Person who beneficially owns those Preferred Shares, including Series B Preferred Shares, listed in that Person's name in the records of the Trust or Auction Agent, as the case may be, or (b) the beneficial owner of those Series B Preferred Shares which are listed under such person's Broker-Dealer's name in the records of the Auction Agent, which Broker-Dealer shall have signed a Master Purchaser's Letter.

         "Hold Order" has the meaning set forth in paragraph 2(a) of Part II of this Statement of Preferences.

         "Master Purchaser's Letter" means the letter which is required to be executed by each prospective purchaser of Series B Preferred Shares or by the Broker-Dealer through whom the shares will be held.

         "Order" has the meaning set forth in paragraph 2(a) of Part II of this Statement of Preferences.

         "Potential Holder" means (a) any Existing Holder who may be interested in acquiring additional Series B Preferred Shares or (b) any other Person who may be interested in acquiring Series B Preferred Shares and who has signed a Master Purchaser's Letter or whose shares will be listed under such person's Broker-Dealer's name on the records of the Auction Agent which Broker-Dealer shall have executed a Master Purchaser's Letter.

         "Sell Order" has the meaning set forth in paragraph 2(a) of Part II of this Statement of Preferences.

         "Submitted Bid" has the meaning set forth in paragraph 4(a) of Part II of this Statement of Preferences.

         "Submitted Hold Order" has the meaning set forth in paragraph 4(a) of
Part II of this Statement of Preferences.

         "Submitted Order" has the meaning set forth in paragraph 4(a) of Part II of this Statement of Preferences.

         "Submitted Sell Order" has the meaning set forth in paragraph 4(a) of
Part II of this Statement of Preferences.

         "Sufficient Clearing Bids" has the meaning set forth in paragraph 4(a)(ii) of Part II of this Statement of Preferences.

         "Sufficient Clearing Orders" means that all Series B Preferred Shares are the subject of Submitted Hold Orders or that the number of Series B Preferred Shares that are the subject of Submitted Bids by Potential Holders specifying one or more rates equal to or less than the Maximum Rate exceeds or equals the sum of (a) the number of Series B Preferred Shares that are subject of Submitted Bids by Existing Holders specifying one or more rates higher than the Maximum Rate and (b) the number of Series B Preferred Shares that are subject to Submitted Sell Orders.

         "Winning Bid Rate" means the lowest rate specified in the Submitted Bids which if:

         (a)      (i)      each such Submitted Bid of Existing Holders
                           specifying such lowest rate and

                  (ii) all other such Submitted Bids of Existing Holders specifying lower rates were rejected, thus entitling such Existing Holders to continue to hold the shares of such series that are subject to such Submitted Bids; and

         (b) (i) each such Submitted Bid of Potential Holders specifying such lowest rate and

                  (ii) all other such Submitted Bids of Potential Holders specifying lower rates were accepted;

would result in such Existing Holders described in subclause (a) above continuing to hold an aggregate number of Outstanding Series B Preferred Shares which, when added to the number of Outstanding Series B Preferred Shares to be purchased by such Potential Holders described in subclause (b) above, would equal not less than the Available Preferred Shares.

2. Orders.

                  (a) On or prior to the Submission Deadline on each Auction Date for Series B Preferred Shares:

                           (i) each Beneficial Owner of Series B Preferred
Shares may submit to its Broker-Dealer by telephone or otherwise information as to:

                           (A) the number of Outstanding Series B Preferred
Shares, if any, held by such Beneficial Owner which such Beneficial Owner desires to continue to hold without regard to the Applicable Rate for the next succeeding Dividend Period;

                           (B) the number of Outstanding Series B Preferred
Shares, if any, held by such Beneficial Owner which such Beneficial Owner offers to purchase or hold if the Applicable Rate for the next succeeding Dividend Period shall be equal to or greater than the rate per annum specified by such Beneficial Owner and sell if the Applicable Rate for the next succeeding Dividend Period shall be less than the rate per annum specified by such Beneficial Owner; and/or


                           (C) the number of Outstanding Series B Preferred
Shares, if any, held by such Beneficial Owner which such Beneficial Owner offers to sell without regard to the Applicable Rate for the next succeeding Dividend Period; and

                           (ii) each Broker-Dealer, using lists of potential
Beneficial Owners, shall in good faith for the purpose of conducting a competitive Auction in a commercially reasonable manner, contact potential Beneficial Owners (by telephone or otherwise), including Persons that are not Beneficial Owners, on such lists to determine the number of Series B Preferred Shares, if any, that each such potential Beneficial Owner offers to purchase if the Applicable Rate for the next succeeding Dividend Period shall not be less than the rate per annum specified by such potential Beneficial Owner.

For the purposes hereof, the communication by a Beneficial Owner or potential Beneficial Owner to a Broker-Dealer, or by a Broker-Dealer to the Auction Agent, of information referred to in clauses (a)(i) or (a)(ii) of this paragraph (2) is hereinafter referred to as an "Order" and collectively as "Orders" and each Beneficial Owner and each potential Beneficial Owner placing an Order with a Broker-Dealer, and such Broker-Dealer placing an Order with the Auction Agent, is hereinafter referred to as a "Bidder" and collectively as "Bidders;" an Order containing the information referred to in clause
(a)(i)(A) of this paragraph (2) is hereinafter referred to as a d Order" and collectively as "Hold Orders;" an Order containing the information referred to in clauses (a)(i)(B) or (a)(ii) of this paragraph (2) is hereinafter referred to as a "Bid" and collectively as "Bids;" and an Order containing the information referred to in clause (a)(i)(C) of this paragraph (2) is hereinafter referred to as a "Sell Order" and collectively as "Sell Orders."

                  (b) (i) A Bid by a Beneficial Owner or an Existing Holder of Series B Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding Series B Preferred
Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be less than the rate specified therein;

                           (B) such number or a lesser number of Outstanding
Series B Preferred Shares to be determined as set forth in paragraph 5(a)(iv) if the Applicable Rate for Series B Preferred Shares determined on such Auction Date shall be equal to the rate specified therein; or

                           (C) the number of Outstanding Series B Preferred
Shares specified in such Bid if the rate specified therein shall be higher than the Maximum Rate, or such number or a lesser number of Outstanding Series B Preferred Shares to be determined as set forth in paragraph 5(b)(iii) if the rate specified therein shall be higher than the Maximum Rate and Sufficient Clearing Bids do not exist.

                           (ii) A Sell Order by a Beneficial Owner or an
Existing Holder of Series B Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to sell:

                           (A) the number of Outstanding Series B Preferred
Shares specified in such Sell Order; or

                           (B) such number or a lesser number of Outstanding
Series B Preferred Shares as set forth in paragraph 5(b)(iii) if Sufficient Clearing Bids do not exist; provided, however, that a Broker-Dealer that is an Existing Holder with respect to Series B Preferred Shares shall not be liable to any Person for failing to sell such shares pursuant to a Sell Order described in the proviso to paragraph 3(c) if (1) such shares were transferred by the Beneficial Owner thereof without compliance by such Beneficial Owner or its transferee Broker-Dealer (or other transferee Person, if permitted by the Trust) with the provisions of paragraph 6 or (2) such Broker- Dealer has informed the Auction Agent pursuant to the terms of its Broker-Dealer Agreement that, according to such Broker-Dealer's records, such Broker-Dealer believes it is not the Existing Holder of such shares.

                           (iii) A Bid by a Potential Holder of Series B
Preferred Shares subject to an Auction on any Auction Date shall constitute an irrevocable offer to purchase:

                           (A) the number of Outstanding Series B Preferred
Shares specified in such Bid if the Applicable Rate determined on such Auction Date shall be higher than the rate specified therein; or

                           (B) such number or a lesser number of Outstanding
Series B Preferred Shares as set forth in paragraph 5(a)(v) if the Applicable Rate determined on such Auction Date shall be equal to the rate specified therein.

                  (c) No Order for any number of Series B Preferred Shares other than whole shares shall be valid.

3. Submission of Orders by Broker-Dealers to Auction Agent.

                  (a) Each Broker-Dealer shall submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders for Series B Preferred Shares subject to an Auction on such Auction Date obtained by such Broker-Dealer, designating itself (unless otherwise permitted by the Trust) as an Existing Holder in respect of shares subject to Orders submitted or deemed submitted to it by Beneficial Owners and as a Potential Holder in respect of shares subject to Orders submitted to it by potential Beneficial Owners, and shall specify with respect to each Order for such shares:

                           (i) the name of the Bidder placing such Order
(which shall be the Broker-Dealer unless otherwise permitted by the Trust);

                           (ii) the aggregate number of Series B Preferred
Shares that are the subject of such Order;

                           (iii) to the extent that such Bidder is an Existing
Holder of Series B Preferred Shares:

                           (A) the number of Series B Preferred Shares, if
any, subject to any Hold Order of such Existing Holder;

                           (B) the number of Series B Preferred Shares, if
any, subject to any Bid of such Existing Holder and the rate specified in such Bid; and

                           (C) the number of Series B Preferred Shares, if
any, subject to any Sell Order of such Existing Holder; and

                           (iv) to the extent such Bidder is a Potential
Holder of Series B Preferred Shares, the rate and number of Series B Preferred Shares specified in such Potential Holder's Bid.

                  (b) If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent shall round such rate up to the next highest one thousandth (.001) of 1%.

                  (c) If an Order or Orders covering all of the Outstanding Series B Preferred Shares held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent shall deem a Hold Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding Series B Preferred Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent; provided, however, that if an Order or Orders covering all of the Outstanding Series B Preferred Shares held by any Existing Holder is not submitted to the Auction Agent prior to the Submission Deadline for an Auction relating to a Special Dividend Period consisting of more than 28 calendar days, the Auction Agent shall deem a Sell Order to have been submitted by or on behalf of such Existing Holder covering the number of Outstanding Series B Preferred Shares held by such Existing Holder and not subject to Orders submitted to the Auction Agent.

                  (d) If one or more Orders of an Existing Holder is submitted to the Auction Agent covering in the aggregate more than the number of Outstanding Series B Preferred Shares subject to an Auction held by such Existing Holder, such Orders shall be considered valid in the following order of priority:

                           (i) all Hold Orders shall be considered valid, but
only up to and including in the aggregate the number of Outstanding Series B Preferred Shares held by such Existing Holder, and if the number of shares subject to such Hold Orders exceeds the number of Outstanding Series B Preferred Shares held by such Existing Holder, the number of shares subject to each such Hold Order shall be reduced pro rata to cover the number of Outstanding Series B Preferred Shares held by such Existing Holder;

                           (ii) (A) any Bid for Series B Preferred Shares
shall be considered valid up to and including the excess of the number of Outstanding Series B Preferred Shares held by such Existing Holder over the number of Series B Preferred Shares subject to any Hold Orders referred to in clause (d)(i) above;

                           (B) subject to subclause (d)(ii)(A), if more than
one Bid of an Existing Holder for Series B Preferred Shares is submitted to the Auction Agent with the same rate and the number of Outstanding Series B Preferred Shares subject to such Bids is greater than such excess, such Bids shall be considered valid up to and including the amount of such excess, and the number of Series B Preferred Stock subject to each Bid with the same rate shall be reduced pro rata to cover the number of shares equal to such excess;

                           (C) subject to subclauses (d)(ii)(A) and (B), if
more than one Bid of an Existing Holder for Series B Preferred Shares is submitted to the Auction Agent with different rates, such Bids shall be considered valid in the ascending order of their respective rates up to and including the amount of such excess; and

                           (D) in any such event, the number, if any, of such
Outstanding Series B Preferred Shares subject to any portion of Bids considered not valid in whole or in part under this paragraph 3(d)(ii) shall be treated as the subject of a Bid by or on behalf of a Potential Holder at the rate specified therein; and

                           (iii) all Sell Orders for Series B Preferred Shares
shall be considered valid up to and including the excess of the number of Outstanding Series B Preferred Shares held by such Existing Holder over the sum of Outstanding Series B Preferred Shares subject to valid Hold Orders referred to in paragraph 3(d)(i) above and valid Bids referred to in paragraph 3(d)(ii) above.

                  (e) If more than one Bid for Series B Preferred Shares is submitted to the Auction Agent by or on behalf of any Potential Holder, each such Bid submitted shall be a separate Bid with the rate and number of shares therein specified.

                  (f) Any Order submitted by a Beneficial Owner or a potential Beneficial Owner to its Broker-Dealer, or by a Broker-Dealer to the Auction Agent, prior to the Submission Deadline on any Auction Date, shall be irrevocable.

4. Determination of Sufficient Clearing Bids, Winning Bid Rate and Applicable Rate.

                  (a) Not earlier than the Submission Deadline on each Auction Date for Series B Preferred Shares, the Auction Agent shall assemble all valid Orders submitted or deemed submitted to it by the Broker-Dealers (each such Order as submitted or deemed submitted by a Broker-Dealer being hereinafter referred to individually as a "Submitted Hold Order," a "Submitted Bid" or a "Submitted Sell Order," as the case may be, or as a "Submitted Order" and collectively as "Submitted Hold Orders," "Submitted Bids" or "Submitted Sell Orders," as the case may be, or as "Submitted Orders") and shall determine:

                           (i) the excess of the number of Outstanding Series
B Preferred Shares over the number of Outstanding Series B Preferred Shares subject to Submitted Hold Orders (such excess being hereinafter referred to as the "Available Preferred Shares");

                           (ii) from the Submitted Orders for Series B
Preferred Shares whether:

                           (A) the number of Outstanding Series B Preferred
Shares subject to Submitted Bids of Potential Holders specifying one or more rates equal to or lower than the Maximum Rate exceeds or is equal to the sum of

                           (B) the number of Outstanding Series B Preferred
Shares subject to Submitted Bids of Existing Holders specifying one or more rates higher than the Maximum Rate; and

                           (C) the number of Outstanding Series B Preferred
Shares subject to Submitted Sell Orders (in the event such excess or such equality exists (other than because the number of Series B Preferred Shares in clauses (a)(ii)(A) and (B) above is zero because all of the Outstanding Series B Preferred Shares are subject to Submitted Hold Orders), such Submitted Bids in clause (a)(ii)(A) above being hereinafter referred to collectively as "Sufficient Clearing Bids"); and

                           (iii) if Sufficient Clearing Bids exist, the
Winning Bid Rate.

                  (b) Not later than 9:30 A.M., New York City time, on each Auction Date, the Auction Agent shall advise the Trust of the Maximum Rate for the Series B Preferred Shares for which an Auction is being held on the Auction Date and, based on such determination, promptly after the Auction Agent has made the determinations pursuant to paragraph 4(a), the Auction Agent shall advise the Trust of the Applicable Rate for the next succeeding Dividend Period thereof as follows:

                           (i) if Sufficient Clearing Bids exist, that the
Applicable Rate for the next succeeding Dividend Period thereof shall be equal to the Winning Bid Rate so determined;

                           (ii) if Sufficient Clearing Bids do not exist
(other than because all of the Outstanding shares of such series are subject to Submitted Hold Orders), that the Applicable Rate for the next succeeding Dividend Period thereof shall be equal to the Maximum Rate; or

                           (iii) if all of the Outstanding Series B Preferred
Shares are subject to Submitted Hold Orders, that the Applicable Rate for the next succeeding Dividend Period thereof shall be the All Hold Rate.

5. Acceptance and Rejection of Submitted Bids and Submitted Sell Orders and Allocation.

         Existing Holders shall continue to hold the Series B Preferred Shares that are subject to Submitted Hold Orders, and, based on the determinations made pursuant to paragraph 4(a), the Submitted Bids and Submitted Sell Orders shall be accepted or rejected by the Auction Agent and the Auction Agent shall take such other action as set forth below:

                  (a) If Sufficient Clearing Bids for Series B Preferred Shares have been made, all Submitted Sell Orders shall be accepted and, subject to the provisions of paragraphs 5(d) and 5(e), Submitted Bids shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids shall be rejected:

                           (i) Existing Holders' Submitted Bids for Series B
Preferred Shares specifying any rate that is higher than the Winning Bid Rate shall be accepted, thus requiring each such Existing Holder to sell the Series B Preferred Shares subject to such Submitted Bids;

                           (ii) Existing Holders' Submitted Bids for shares
Series B Preferred Shares specifying any rate that is lower than the Winning Bid Rate shall be rejected, thus entitling each such Existing Holder to continue to hold the Series B Preferred Shares subject to such Submitted Bids;

                           (iii) Potential Holders' Submitted Bids for Series
B Preferred Shares specifying any rate that is lower than the Winning Bid Rate shall be accepted;

                           (iv) each Existing Holder's Submitted Bid for
Series B Preferred Shares specifying a rate that is equal to the Winning Bid Rate shall be rejected, thus entitling such Existing Holder to continue to hold the Series B Preferred Shares subject to such Submitted Bid, unless the number of Outstanding Series B Preferred Shares subject to all such Submitted Bids shall be greater than the number of Series B Preferred Shares ("remaining shares") in the excess of the Available Preferred Shares over the number of Series B Preferred Shares subject to Submitted Bids described in paragraphs 5(a)(ii) and 5(a)(iii), in which event such Submitted Bid of such Existing Holder shall be rejected in part, and such Existing Holder shall be entitled to continue to hold Series B Preferred Shares subject to such Submitted Bid, but only in an amount equal to the Series B Preferred Shares obtained by multiplying the number of remaining shares by a fraction, the numerator of which shall be the number of Outstanding Series B Preferred Shares held by such Existing Holder subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Series B Preferred Shares subject to such Submitted Bids made by all such Existing Holders that specified a rate equal to the Winning Bid Rate; and

                           (v) each Potential Holder's Submitted Bid for
Series B Preferred Shares specifying a rate that is equal to the Winning Bid Rate shall be accepted but only in an amount equal to the number of shares obtained by multiplying the number of Series B Preferred Shares in the excess of the Available Preferred Shares over the number of Series B Preferred Shares subject to Submitted Bids described in paragraph 5(a)(ii) through (iv) by a fraction, the numerator of which shall be the number of Outstanding Series B Preferred Shares subject to such Submitted Bid and the denominator of which shall be the aggregate number of Outstanding Series B Preferred Shares subject to such Submitted Bids made by all such Potential Holders that specified a rate equal to the Winning Bid Rate.

                  (b) If Sufficient Clearing Bids for Series B Preferred Shares have not been made (other than because all of the Outstanding shares are subject to Submitted Hold Orders), subject to the provisions of paragraph 5(d), Submitted Orders shall be accepted or rejected as follows in the following order of priority and all other Submitted Bids for Series B Preferred Shares shall be rejected:

                           (i) Existing Holders' Submitted Bids for Series B
Preferred Shares specifying any rate that is equal to or lower than the Maximum Rate shall be rejected, thus entitling such Existing Holders to continue to hold the Series B Preferred Shares subject to such Submitted Bids;

                           (ii) Potential Holders' Submitted Bids for Series B
Preferred Shares specifying any rate that is equal to or lower than the Maximum Rate shall be accepted; and

                           (iii) Each Existing Holder's Submitted Bid for
Series B Preferred Shares specifying any rate that is higher than the Maximum Rate and the Submitted Sell Orders of each Existing Holder shall be accepted, thus entitling each Existing Holder that submitted or on whose behalf was submitted any such Submitted Bid or Submitted Sell Order to sell Series B Preferred Shares subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the number of Series B Preferred Shares obtained by multiplying the number of Series B Preferred Shares subject to Submitted Bids described in paragraph 5(b)(ii) by a fraction, the numerator of which shall be the number of Outstanding Series B Preferred Shares held by such Existing Holder subject to such Submitted Bid or Submitted Sell Order and the denominator of which shall be the aggregate number of Outstanding Series B Preferred Shares subject to all such Submitted Bids and Submitted Sell Orders.

                  (c) If all of the Outstanding Series B Preferred Shares are subject to Submitted Hold Orders, all Submitted Bids for such shares shall be rejected.

                  (d) If, as a result of the procedures described in paragraph 5(a)(iv) or (v) or paragraph 5(b)(iii), any Existing Holder would be entitled or required to sell, or any Potential Holder would be entitled or required to purchase, a fraction of a share of Series B Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, round up or down the number of Series B Preferred Shares to be purchased or sold by any Existing Holder or Potential Holder on such Auction Date as a result of such procedures so that the number of shares so purchased or sold by each Existing Holder or Potential Holder on such Auction Date shall be whole shares.

                  (e) If, as a result of the procedures described in paragraph 5(a)(v) any Potential Holder would be entitled or required to purchase less than a whole share of Series B Preferred Shares on any Auction Date, the Auction Agent shall, in such manner as it shall determine in its sole discretion, allocate Series B Preferred Shares for purchase among Potential Holders so that only whole shares are purchased on such Auction Date as a result of such procedures by any Potential Holder, even if such allocation results in one or more Potential Holders not purchasing Series B Preferred Shares on such Auction Date.

                  (f) Based on the results of each Auction for Series B Preferred Shares, the Auction Agent shall determine the aggregate number of such shares to be purchased and the aggregate number of such shares to be sold by Potential Holders and Existing Holders and, with respect to each Potential Holder and Existing Holder, to the extent that such aggregate number of shares to be purchased and such aggregate number of shares to be sold differ, determine to which other Potential Holder(s) or Existing Holder(s) they shall deliver, or from which other Potential Holder(s) or Existing Holder(s) they shall receive, as the case may be, Series B Preferred Shares. Notwithstanding any provision of the Auction Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of Series B Preferred Shares with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefor, partial deliveries of Series B Preferred Shares that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for Series B Preferred Shares that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

                  (g) Neither the Trust nor the Auction Agent nor any affiliate of either shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder, a Beneficial Owner, a Potential Beneficial Owner or its respective Agent Member to deliver Series B Preferred Shares or to pay for Series B Preferred Shares sold or purchased pursuant to the Auction Procedures or otherwise.

6. Transfer of Series B Preferred Shares.

         Unless otherwise permitted by the Trust, a Beneficial Owner or an Existing Holder may sell, transfer or otherwise dispose of Series B Preferred Shares only in whole shares and only pursuant to a Bid or Sell Order placed with the Auction Agent in accordance with the procedures described in this
Part II or to a Broker-Dealer; provided, however, that (a) a sale, transfer or other disposition of Series B Preferred Shares from a customer of a Broker-Dealer who is listed on the records of that Broker-Dealer as the Holder of such shares to that Broker-Dealer or another customer of that Broker-Dealer shall not be deemed to be a sale, transfer or other disposition for purposes of this paragraph 6 if such Broker-Dealer remains the Existing Holder of the shares so sold, transferred or disposed of immediately after such sale, transfer or disposition and (b) in the case of all transfers other than pursuant to Auctions, the Broker-Dealer (or other Person, if permitted by the Trust) to whom such transfer is made shall advise the Auction Agent of such transfer.


                                   PART III

            ABILITY OF BOARD OF TRUSTEES TO MODIFY THE STATEMENT OF
                                  PREFERENCES

1. Modification to Prevent Ratings Reduction or Withdrawal.

         The Board of Trustees, without further action by the shareholders, may amend, alter, add to or repeal any provision of this Statement of Preferences including provisions that have been adopted by the Trust pursuant to Rating Agency guidelines, if the Board of Trustees determines that such amendments or modifications are necessary to prevent a reduction in, or the withdrawal of, a rating of the Preferred Shares and are in the aggregate in the best interests of the Holders of the Preferred Shares.

2. Other Modification.

         The Board of Trustees, without further action by the shareholders, may amend, alter, add to or repeal any provision of this Statement of Preferences including, without limitation, provisions that have been adopted by the Trust pursuant to any rating agency guidelines, if the Board of Trustees determines that such amendments or modifications will not in the aggregate adversely affect the rights and preferences of any series of the Preferred Shares, provided, that the Trust has received advice from each applicable Rating Agency that such amendment or modification is not expected to adversely affect such Rating Agency's then-current rating of such series of the Trust's Preferred Shares.

         Notwithstanding the provisions of the preceding paragraph, to the extent permitted by law, the Board of Trustees, without the vote of the Holders of the Series B Preferred Shares or any other capital shares of the Trust, may amend the provisions of this Statement of Preferences to resolve any inconsistency or ambiguity or to remedy any formal defect so long as the amendment does not in the aggregate adversely affect the rights and preferences of the Series B Preferred Shares.

3.       Notice

         In the event of any modification of this Statement of Preferences pursuant to paragraph 2 of this Part III, the Fund shall provide notice of such modification to the Rating Agencies 30 days prior to the date such modification takes effect.

         IN WITNESS WHEREOF, The Gabelli Dividend & Income Trust has caused these presents to be signed in its name and on its behalf by a duly authorized officer, and its corporate seal to be hereunto affixed and attested by its Secretary, and the said officers of the Trust further acknowledge said instrument to be the corporate act of the Trust, and state that to the best of their knowledge, information and belief under penalty of perjury the matters and facts herein set forth with respect to approval are true in all material respects, all on October 6, 2004.





                                                     By:    ___________________
                                                       Name:  Bruce Alpert
                                                       Title:    President


Attest:

___________________________
Name:    James E. McKee
Title:   Secretary